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                                                                   EXHIBIT 10.2

                                                                 EXECUTION COPY

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                          LOAN AND SECURITY AGREEMENT


                            DATED DECEMBER 17, 1997

                                  BY AND AMONG

                         ENVIRONMENTAL SAFEGUARDS, INC.
                                      AND
                         NATIONAL FUEL & ENERGY, INC.,
                                      AND
                           ONSITE TECHNOLOGY, L.L.C.
                                  AS BORROWERS

                                      AND

                 CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
                                      AND
                           STRATEGIC ASSOCIATES, L.P.
                                      AND
                            NEWPARK RESOURCES, INC.
                                      AND
                                JAMES H. STONE,
                                   AS LENDERS

                                      AND

                 CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.,
                            AS AGENT FOR EACH LENDER



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                               TABLE OF CONTENTS

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SECTION 1



      DEFINITIONS.................................................................................................2
         1.1.     Definitions.....................................................................................2

SECTION 2

      THE LOAN...................................................................................................12
         2.1.     Commitment for the Loan........................................................................12
         2.2.     Interest on the Loan. .........................................................................13
         2.3.     Payments.  ....................................................................................14
         2.4.     Late Charges.  ................................................................................14
         2.5.     Prepayment; No Revolver........................................................................14
         2.6.     Additional Warrant if No Prepayment by December 12, 2001.......................................15

SECTION 3

      COLLATERAL ................................................................................................15
         3.1.     Grant of Security Interest.  ..................................................................15
         3.2.     Obligations Secured............................................................................16
         3.3.     Collateral Disclosure List.....................................................................16


SECTION 4

      APPLICATION OF PROCEEDS....................................................................................16
         4.1.     Loan...........................................................................................16


SECTION 5

      REPRESENTATIONS AND WARRANTIES OF BORROWERS................................................................16
         5.1.     Organization; Charter and Bylaws...............................................................17
         5.2.     Power and Authority............................................................................17
         5.3.     No Violation...................................................................................17
         5.4.     Litigation.....................................................................................17
         5.5.     Financial Statements...........................................................................18
         5.6.     Compliance with Licenses and Laws..............................................................18

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
         5.7.     Investments and Guaranties.....................................................................18
         5.8.     Title to Properties; Liens.....................................................................18
         5.9.     ERISA..........................................................................................18
         5.10.    Chief Executive Office.........................................................................21
         5.11.    Inventory......................................................................................21
         5.12.    Indebtedness...................................................................................21
         5.13.    Compliance with Environmental, Health and Safety Laws..........................................22
         5.14.    Solvency.......................................................................................23
         5.15.    Security Interests.............................................................................23
         5.16.    Taxes..........................................................................................23
         5.17.    No Event of Default............................................................................23
         5.18.    Investment Company Act.........................................................................23
         5.19.    Public Utility Holding Company Act.............................................................23
         5.20.    Full Disclosure................................................................................23
         5.21.    Foreign Person.................................................................................24
         5.22.    Capitalization.................................................................................24
         5.23.    No Indebtedness to Shareholders, Officers, Directors or Affiliates.............................25
         5.24.    Foreign Corrupt Practices......................................................................25
         5.25.    Labor Agreements and Actions...................................................................25


SECTION 6

      THE CLOSING; CONDITIONS PRECEDENT..........................................................................26
         6.1.     Time and Place of Closing......................................................................26
         6.2.     Conditions on Closing Date.....................................................................26
         6.3.     Additional Conditional Precedent...............................................................29

SECTION 7

      BORROWER'S AFFIRMATIVE COVENANTS...........................................................................29
         7.1.     Punctual Payment and Performance...............................................................29
         7.2.     Taxes and Other Charges; Accounts Payable......................................................29
                           (a)      Taxes and Other Charges......................................................29
                           (b)      Accounts Payable.............................................................30
         7.3.     Conduct of Business, etc.......................................................................30
                           (a)      Types of Business............................................................30
                           (b)      Maintenance of Properties....................................................30
         7.4.     Compliance with Applicable Laws................................................................30
         7.5.     Information....................................................................................31
                           (a)      Annual Audited Financial Statements..........................................31
                           (b)      Quarterly Financial Statements...............................................31
                           (c)      Additional Information.......................................................31

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
                           (d)      Immediate Notices............................................................31
                           (e)      Taxes........................................................................32
                           (f)      Inventory Listing............................................................32
                           (g)      Annual Budget................................................................32
         7.6.     Insurance......................................................................................33
         7.7.     Inventory and Equipment Insurance..............................................................33
         7.8.     Corporate Existence; Compliance with Laws......................................................33
         7.9.     Issuance of Additional Warrants................................................................33
         7.10.    Key Man Insurance..............................................................................33
         7.11.    Visits and Inspections.........................................................................33
         7.12      ERISA Compliance..............................................................................34


SECTION 8

      THE AGENT..................................................................................................35
         8.1.     Appointment....................................................................................35
         8.2.     Nature of Duties...............................................................................35
                           (a)      In General...................................................................35
                           (b)      Express Authorization........................................................36
         8.3.     Rights, Exculpation, Etc.......................................................................36
         8.4.     Reliance.......................................................................................37
         8.5.     Indemnification................................................................................38
         8.6.     Cahill, Warnock Strategic Partners Fund, L.P., as Agent Individually...........................38
         8.7.     Successor Agent................................................................................38
                           (a)      Resignation..................................................................38
                           (b)      Appointment of Successor.....................................................39
                           (c)      Successor Agent..............................................................39
         8.8.     Collateral Matters.............................................................................39
                           (a)      Release of Collateral........................................................39
                           (b)      Confirmation of Authority, Execution of Releases.............................40
                           (c)      Absence of Duty..............................................................40
         8.9.     Agency for Perfection..........................................................................40
         8.10.    Exercise of Remedies...........................................................................41
         8.11.    Consents.......................................................................................41
         8.12.    Dissemination of Information...................................................................41


SECTION 9

      BORROWER'S NEGATIVE COVENANTS..............................................................................42
         9.1.     Disposition of Collateral......................................................................42
         9.2.     Indebtedness...................................................................................42

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
         9.3.     Liens..........................................................................................42
         9.4.     Dividends......................................................................................43
         9.5.     Loans..........................................................................................43
         9.6.     Guarantees.....................................................................................43
         9.7.     Merger.........................................................................................43
         9.8.     Affiliates.....................................................................................43
         9.9.     Financial Covenants............................................................................43

SECTION 10

      ADDITIONAL COVENANTS AND ASSURANCES........................................................................44
         10.1.    Additional Assurances..........................................................................44
         10.2.    Possession Following Event of Default..........................................................44
         10.3.    Additional Collateral Actions..................................................................44
         10.4.    Verification of Accounts and Leases............................................................45
         10.5.    Inspection of Collateral.......................................................................45
         10.6.    Power of Attorney..............................................................................45
         10.7.    Insurance Assignment...........................................................................45
         10.8.    Payments by Lender.............................................................................45
         10.9.    Access to Records..............................................................................46
         10.10.   License to Use Premises........................................................................46
         10.11.   Instruments Evidencing Accounts................................................................46
         10.12.   Continuing Security Interest...................................................................46
         10.13.   No Lender Liability............................................................................47


      SECTION 11

      EVENTS OF DEFAULT..........................................................................................47
         11.1.    Events of Default..............................................................................47


      SECTION 12

      AGENT'S RIGHTS AND REMEDIES UPON THE OCCURRENCE
      OF AN EVENT OF DEFAULT.....................................................................................49
         12.1.    Remedies.......................................................................................49
         12.2.    Exercise of Remedies...........................................................................49
         12.3.    Disposition of Collateral......................................................................49
         12.4.    Cumulative Remedies............................................................................50
         12.5.    Waivers........................................................................................50


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SECTION 13


      INDEMNIFICATION, ETC.......................................................................................50
         13.1.    Environmental Indemnity........................................................................50
         13.2.    GENERAL INDEMNITY. ............................................................................50
         13.3.    Exculpation....................................................................................52
         13.4.    Collateral Secures Indemnification.............................................................52

SECTION 14

      MISCELLANEOUS PROVISIONS...................................................................................52
         14.1.    Notices........................................................................................52
         14.2.    No Waiver......................................................................................54
         14.3.    Assignment.....................................................................................54
         14.4.    Headings.......................................................................................54
         14.5.    Term...........................................................................................55
         14.6.    Waiver of Remedies.............................................................................55
         14.7.    Further Assurances.............................................................................55
         14.8.    Counterparts...................................................................................55
         14.9.    Fees and Expenses..............................................................................55
         14.10.   Consent of all Lenders.........................................................................56
         14.11.   Usury Laws.....................................................................................56

SECTION 15

      GOVERNING LAW; JURISDICTION................................................................................57
         15.1.    Governing Law.  ...............................................................................57
         15.2.    SUBMISSION TO JURISDICTION.....................................................................57


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                          LOAN AND SECURITY AGREEMENT

      This LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of December 17, 1997 is entered into by and among CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., a limited partnership organized under the laws of the State of Delaware, and STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware, NEWPARK RESOURCES, INC., a Delaware corporation, and JAMES H. STONE, an individual whose address is c/o Stone Energy, 909 Poydras Street, Suite 2650, New Orleans, LA 70112 (each a "Lender" and collectively, the "Lenders") and CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., in its capacity as both collateral and administrative agent for each of the Lenders (the "Agent") and ENVIRONMENTAL SAFEGUARDS, INC. ("EVSF" or the "Company"), a Nevada corporation, NATIONAL FUEL & ENERGY, INC. ("NFE"), a Wyoming corporation and wholly-owned Subsidiary of EVSF, and ONSITE TECHNOLOGY, L.L.C. ("OnSite"), a limited liability company organized under the laws of the State of Oklahoma (collectively, each a "Borrower" and collectively the "Borrowers").

      WHEREAS, Borrowers have requested that Lenders advance an initial amount of $6,000,000 upon the terms and conditions set forth in this Agreement and the Loan Documents (as hereinafter defined) and a second tranche of $5,000,000 upon the terms and conditions set forth in this Agreement and the Loan Documents; and

      WHEREAS, each Borrower has agreed to pledge and to grant security interests in all of its interests in all of its assets, where applicable, as collateral for the loan; and

      WHEREAS, EVSF has agreed to issue Warrants to each Lender in consideration of the Loan; and

      WHEREAS, EVSF also has agreed to issue and sell its Series B Convertible Preferred Stock and Series C Preferred Stock (collectively, the "Preferred Stock") to the Lenders pursuant to a Stock Purchase Agreement of even date herewith; and

      WHEREAS, concurrent with the Closing (as defined in Section 6.1), EVSF shall purchase the 50% interest of Parker Drilling Investment Company ("Parker") in OnSite and repay in full the outstanding balance owed by EVSF to Casuarina, Ltd. ("Casuarina"), a Bermuda corporation and wholly-owned subsidiary of Parker pursuant to a loan agreement and term note dated as of December 19, 1996 (including without limitation repurchasing warrants to purchase 300,000 shares of EVSF's Common Stock issued pursuant to that loan agreement) (the "Parker Transaction").

      WHEREAS, Lenders severally are willing to make such advance to Borrowers jointly and severally upon such terms and conditions;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                   SECTION 1

                                  DEFINITIONS

      1.1. Definitions. As used herein the following terms have the meanings set forth below:

         "Accounts" means all of Borrowers' accounts, accounts receivable, contract rights, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to Borrowers from any Person for goods sold by it or for services rendered by it, or however otherwise established or created; all guarantees and security therefor, all right, title and interest of each Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to Borrowers.

         "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person and any other Person that is an officer, director, or full time employee of such other Person.

         "Agent" means Cahill, Warnock Strategic Partners Fund, L.P. or any successor Agent appointed pursuant to Section 8.

         "Agreement of Purchase and Sale" shall mean the agreement pursuant to which Borrower is acquiring Parker's interest in OnSite.

         "Business Day" means any day (except a Saturday, Sunday or other day) on which commercial banks are open for domestic and international business, including dealing in dollar deposits in the City of Baltimore, Maryland.

         "Capital Equipment" means machinery and equipment acquired by a Person and used in such Person's operations, excluding furnishings, fixtures and leasehold improvements.

         "Casuarina" means Casuarina, Ltd., a Bermuda corporation and wholly-owned subsidiary of Parker.

         "Change of Control" means any event or series of events by which (i) any Person or group obtains a majority (by voting or otherwise) of the securities of EVSF ordinarily having the right to vote in the election of directors; (ii) during any two year period, individuals who at the beginning of any such two year period constituted the Board of Directors of EVSF (together with

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



any new directors whose election by such Board or whose nomination for election by the stockholders of EVSF was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election, recommendation, or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of EVSF then in office; (iii) the merger, consolidation, reorganization, recapitalization, dissolution or liquidation of EVSF if as a result the current stockholders no longer own more than 50% of the voting securities of EVSF, (iv) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of EVSF; or (v) the adoption of a plan leading to the liquidation or dissolution of EVSF.

         "Closing" shall each have the respective meaning set forth in Section 6.1.

         "Closing Date" means December 17, 1997, provided that Borrower has satisfied all of the conditions precedent in Section 6.1, or such other time as may be specified by Agent in its sole discretion.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereunder. Section references to the Code and its regulations are to those provisions as in effect at the date of this Agreement, together with any subsequent provisions of the Code that amend, supplement, or replace the provisions to which reference is made.

         "Collateral" has the meaning given such term in Section 3 hereof.

         "Collateral Disclosure List" has the meaning set forth in Section 3.3.

         "Commitment" means the obligation of each Lender, subject to the terms and conditions of this Agreement, to make the Loan to the Borrowers in an aggregate amount not exceeding the Commitment Amount.

         "Commitment Amount" means an aggregate unpaid amount of principal outstanding under the Agreement not exceeding Eleven Million Dollars ($11,000,000) as set forth in Section 2.

         "Commitment Period" means the period from and including the Closing Date to and including the Maturity Date.

         "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or its Subsidiaries or with respect to which the Company or a Subsidiary has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of any Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company or the Subsidiaries.

         "Company Plan" means, as of any Closing Date, any Employee Benefit Plan for which the Company or any Subsidiary is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or any Subsidiary or to which the Company or any Subsidiary is obligated to make payments, in each case with respect to any present or former employees of the Company or the Subsidiaries.

                  "Contracts" means all contracts, agreements or understandings and all rights thereunder to which any Person now or hereafter shall be a party or by which any Person nor or hereafter shall be bound.

                  "Convertible Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.001 per share.

                  "Current Liabilities" means for any period all liabilities of a Person which would, in accordance with GAAP, be classified as current liabilities.

                  "Debt or Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments issued by such Person, (iii) all obligations of such Person to pay the deferred purchase price of assets, property or services, (iv) all obligations of such Person under any lease of property, real or personal, the obligations of the lessees in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee, (v) all reimbursement obligations of any Person in respect of letters of credit or other similar instruments, (vi) all debt of others secured by a lien on any asset or property of any Person, whether or not such debt is otherwise an obligation of such Person, and (vii) all debts or obligations guaranteed by any Person.

                  "Default Rate" shall have the meaning set forth in Section
12.2.

                  "Demand" means written notice from Agent addressed and sent in accordance with Section 13(a) to a Borrower requiring payment of a Loan or Loans, in whole or in part, in the sole discretion of the Agent.

                  "Dividends" or "Distributions" means, for the applicable period, the aggregate of all amounts paid or payable (without duplication) as dividends, distributions or owner withdrawals with respect to the shares of stock of a Borrower organized as a corporation or the limited liability company interests of a Borrower organized as a limited liability company, as the case may be, whether now or hereafter outstanding and includes any purchase, redemption or other retirement of any shares of stock of a Borrower organized as a corporation or any limited liability company interests of a Borrower organized as a limited liability company, as the case may be, directly or indirectly through a Subsidiary of a Borrower or otherwise, and includes return of capital by a Borrower to its stockholders or members, as the case may be.


                                       4

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                  "Dollars" and "$" means lawful money of the United States.
Any reference to payment means payment in immediately available Dollar funds.

                  "Employee Benefit Plan" has the meaning given in Section 3(3) of ERISA.

                  "Environmental Complaint" shall mean any citation, complaint, demand, order, or notice by any person, association, entity, or governmental authority alleging, asserting or claiming that Borrower or any of its properties: (i) is in material violation of applicable Environmental Laws, (ii) does not comply in all material respects with applicable Environmental Laws, or
(iii) does not have or maintain all material permits, licenses, and/or approvals required under applicable Environmental Laws.

                  "Environmental Laws" shall mean any one or more of the following: (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), (ii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. ss. 6901 et seq. ("RCRA"), (iii) the Clean Air Act, 42 U.S.C. ss. 7401 et seq., (iv) the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., (v) the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., (vi) the Federal Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f to 300j-11, (vii) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss. 1101 et seq., (viii) the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., (ix) applicable laws of the states of Nevada, Texas, Oklahoma, Utah and Wyoming, and (x) all other foreign, federal, state, tribal and local laws (whether common or statutory), rules, regulations, consent agreements, compliance schedules, and orders directly and/or indirectly relating to public health and safety, air pollution, water pollution, noise control, wetlands, oceans, waterways, and/or the presence, use, generation, manufacture, transportation, processing, treatment, handling, discharge, release, disposal, or recovery of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or materials and/or underground storage tanks, as each of the foregoing laws, rules, regulations and orders may be amended, supplemented, and/or reauthorized from time to time.

                  "Equipment" means all "equipment," as such term is defined in ss.9-109(2) of the UCC, now or hereafter owned by a Borrower, and also means and includes all personal property constituting machinery, equipment, plant, furnishings, fixtures, and other fixed assets now owned or hereafter acquired by a Borrower, including (without limitation) all items of machinery and equipment of any kind, nature and description, as well as vessels, trucks and vehicles of every description, trailers, handling and delivery equipment and office furniture, and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and all fuel for any thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

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



Section references to ERISA and its regulations are to those provisions as in effect at the date of this Agreement, together with any subsequent provisions of ERISA that amend, supplement, or replace the provisions to which reference is made.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with a Borrower, would be treated as a single employer under Section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b),
(c), (m), and (o) of the Code (provided, however, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 shall be taken into account).

                  "Event of Default" means any event specified in Section 11.

                  "Fully Registered Company Common Stock" shall mean the unrestricted common stock, par value $.001 per share, of EVSF that has been registered with the SEC under the Securities Act and is freely transferable without restriction.

                  "GAAP" means generally accepted accounting principles as in effect in the United States on the date hereof, consistently applied.

                  "General Intangibles" means all "general intangibles," as such term is defined in ss.9-106 of the UCC, and all intangible personal property not included in Accounts, or in Instruments and Documents, now or hereafter owned or acquired by a Borrower, and also means and includes all right, title and interest of a Borrower now or hereafter owned or acquired in intellectual property, patents, patent applications, goodwill, trademarks, trademark applications, trade names, service marks, copyrights, permits, licenses, federal, state, or local tax refunds, claims under insurance policies (whether or not Proceeds), other rights (if any) to payment, rights of set off, chooses in action, rights under judgments, computer programs and software, customer lists, and all contracts and agreements to, or of which a Borrower is a party or beneficiary, and all leasehold interests of a Borrower in real estate to the extent considered personal property under applicable law.

                  "Hazardous Materials" shall mean any one or more of the following substances, wastes and materials:

                           (a) Any substance, waste or material defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant," "contaminant," "toxic material," or "toxic substance," in any of the applicable Environmental Laws, or in the standards, criteria, rules and/or regulations promulgated pursuant to any of said Environmental Laws; and

                           (b) Any substance, waste or material, the presence of which requires investigation or remediation under any Environmental Laws.

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




                  "Interest Pledge Agreement" means the Limited Liability Company Interest Assignment and Agreement by and among EVSF, NFE and the Agent, dated as of December 17, 1997.

                  "Instruments" and "Documents" means all "instruments," "documents," "deposit accounts," and "chattel paper," as defined in ss.9-105 of the UCC, all securities, and includes (without limitation) all warehouse receipts and other documents of title, policies and certificates of insurance, checking, savings, and other bank accounts, certificates of deposit, checks, notes and drafts, now or hereafter acquired, to the extent not included in Accounts.

                  "Inventory" means all inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by a Borrower, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contracts, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by Borrower.

                  "Knowledge" or derivations thereof shall mean the knowledge of the officers of a Borrower and each Subsidiary, and, with respect to ERISA, each person who conducts human resource and employee benefits management functions for or any Subsidiary, whether or not an officer of a Borrower or such Subsidiary.

                  "Leases" means all leases from time to time outstanding between a Borrower and other Persons for the lease of personal property, including without limitation all computer hardware, peripheral equipment and software, all of which are pledged to Lender to secure payment of the Loans and other Obligations hereunder.

                  "Lien" means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind whatsoever, or the interest of a vendor or lessor under a conditional sale, title retention or capital lease Agreement.

                  "Loan" means a term loan made to Borrowers pursuant to Section 2.1.

                  "Loans" means the term loans, collectively, made to Borrowers pursuant to Section 2.1.

                  "Loan Documents" means this Agreement, the Notes, the Collateral Disclosure List, the Stock Pledge Agreements, the Interest Pledge Agreement, the Patent Security Agreement and the Trademark Security Agreement and any and all other agreements, instruments and documents now existing or hereafter entered into, relating to, evidencing or securing the Obligations.

                  "Maturity Date" means December 17, 2002.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA

                  "Net Earnings" means net income of a Person from continuing operations (or deficit) excluding all extraordinary and nonrecurring items, as determined in accordance with GAAP.

                  "Note" means the term note evidencing the Loan, in the form of the term note attached hereto as Exhibit A, as amended or modified, from time to time (as the context permits).

                  "Obligations" means all loans, advances, interest, fees, debts, liabilities, guaranties, obligations (including without limitation contingent obligations under guaranties and letters of credit), agreements, undertakings, covenants and duties owing or to be performed or observed by a Borrower to or in favor of Agent and/or Lenders, of every kind and description (whether or not evidenced by any note or other instrument; for the payment of money; arising out of the Loans, this Agreement or any other Agreement between Lenders and/or Agent and a Borrower or any other instrument of a Borrower in favor of Lenders and/or Agent; arising out of or relating or similar to transactions described herein; or contemplated as of the Closing Date), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation all interest, fees, charges, and amounts chargeable to a Borrower under Section 10.

                  "OnSite" means OnSite Technology, L.L.C., a limited liability company organized under the laws of the State of Oklahoma.

                  "OnSite Colombia" means OnSite Colombia, Inc., a Cayman Island corporation.

                  "Patent Security Agreement" means the Patent Security Agreement, dated as of December 17, 1997, by and among the Borrowers and the Agent.

                  "Parker" means Parker Drilling Company, an Oklahoma corporation.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA or other applicable federal law.

                  "Permits" shall mean all governmental licenses, permits, certificates, orders, concessions, grants, franchises, approvals and authorizations necessary for the conduct of the business of a Borrower.

                  "Permitted Indebtedness" has the meaning given to such term in
Section 9.2.

                  "Permitted Liens" has the meaning given such term in Section 9.3.

                  "Person" means any individual, partnership, firm, association, business enterprise, trust, estate, company, joint venture, governmental authority, corporation or other entity.

                  "Plan" means any employee plan subject to Title IV of ERISA maintained for employees of Borrower, any subsidiary of Borrower or any other trade or business under common control with Borrower within the meaning of ss.414(c) of the Internal Revenue Code or the regulations thereunder.

                  "Proceeds" has the meaning given such term under the UCC and, in any event, includes (but is not limited to) (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), or (c) whatever is received upon any collection, exchange, sale, lease or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and (d) any and all other products of, or any rents, profits or other amounts from time to time paid or payable under, or in connection with, any of the Collateral.

                  "Preferred Stock" means the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, par value $.001 per share.

                  "Prohibited Transaction" shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

                  "Qualified Plan" means any Employee Benefit Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

                  "Real Estate" means all real property now or hereafter owned, leased or acquired by any Person and all rights thereto, including all appurtenances, fixtures and ascensions thereto, and all substitutions on replacements therefore, now owner or hereafter acquired by any Person or to which any Person now has or hereafter acquires any rights or interests.

                  "Related Collateral" means all goodwill; cash; deposit accounts; claims under insurance policies (whether or not proceeds of other Collateral); rights of set off; rights under judgments; tort claims and chooses in action; computer programs and software; books and records (including without limitation all electronically recorded data); contract rights; and all contracts and agreements to or of which it is a party or beneficiary, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or belonging to any Person.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property;

                  "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

                  "Reportable Event" shall mean any event described in Section 4043(b) of ERISA with respect to an Employee Benefit Plan subject to Title IV of ERISA, other than those as to which the PBGC has waived the notice requirement.

                  "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation, any determination of an arbitrator or a court or other governmental authority or agency, or the terms of any license, permit, certificate, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to energy regulations, drilling or production regulations, occupational, safety and health standards or controls, and requirements under the Environmental Laws), in each case applicable to or binding upon such Person or to which any of its property is subject.

                  "Responsible Officer" means for each Borrower, its chief executive officer or president or, with respect to its financial matters, its chief financial officer or such similar Member with respect to a limited liability company.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stock Pledge Agreements" means the Stock Pledge and Hypothecation Agreement between EVSF, and the Agent, as Pledgee, of even date herewith and the Stock Pledge and Hypothecation Agreement between OnSite, and the Agent, as Pledgee, of even date herewith.

                  "Stock Purchase Agreement" mans the Series B Convertible Preferred and Series C Preferred Stock Purchase Agreement of even date herewith by and among Environmental Safeguards, Inc., as issuer, and Cahill, Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P., Newpark Resources, Inc. and James H. Stone, as the purchasers.

                  "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or entity is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such person, and shall include (without limitation) OnSite, OnSite Colombia, Environmental Technology Services, Inc., a Cayman Island corporation and Environmental Leasing Company, a Cayman Island Corporation.

                  "Termination Event" shall mean (i) a Reportable Event; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan; (iii) submission to a governmental authority of a request for a waiver of minimum funding standards required by ERISA or the Code, with respect to any Employee Benefit Plan; (iv) the existence or likely creation of a lien under ERISA or the Code on Borrower or any ERISA Affiliate on account of any Employee Benefit Plan; (v) the disclosure to affected parties of a notice of intent to terminate an Employee Benefit Plan under Section 4041 of ERISA other than in a "standard termination" within the meaning of Section 4041 of ERISA; (vi) the institution of proceedings by the PBGC to terminate an Employee Benefit Plan under Section 4042 of ERISA; (vii) any other event or condition that might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Benefit Plan; (viii) the commencement or, to the knowledge of Borrower, likely commencement of a proceeding against Borrower or any ERISA Affiliate under Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; or (ix) any other event or condition reasonably indicating that Borrower or any ERISA Affiliate will or may incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from an Employee Benefit Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4201, or 4204 of ERISA.

                  "Trademark Security Agreement" means the Trademark Security Agreement, dated as of December 17, 1997 by and between the Borrowers and the Agent.

                  "UCC" means the Uniform Commercial Code, as adopted in the states of Nevada, Texas, Oklahoma, Utah and Wyoming, and, unless the context otherwise requires, the following terms shall have the same meanings given therein: "account," "account debtor," "chattel paper" and "good faith."

                  "Unfunded Current Liability" of any Employee Benefit Plan shall mean the amount, if any, by which the present value of the accrued benefits under the plan as of the close of its most recent plan year exceeds the value, determined in accordance with Section 412 of the Code, of the plan's assets.

                  "U.S. Foreign Corrupt Practices Act" means the U.S. Foreign Corrupt Practices Act of 1977, Pub. L. No. 95-213, Sections 101-104, as amended, and any other U.S. law, regulation, order, decree or directive having the force of law and relating to bribes, kick-backs or similar business practices.

                  "Withdrawal Liability" shall have the meaning given such term under Part 1 of Subtitle E of Title VI of ERISA.

                  All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. Any accounting terms used herein unless otherwise defined in this Agreement shall have the meanings customarily given such term in accordance with GAAP. Wherever, pursuant to this Agreement, an action is required or permitted to be taken or omitted by Agent in its discretion, such discretion shall be exercised in good faith.


                                   SECTION 2

                                    THE LOAN

         2.1. Commitment for the Loan.

                  (a) Subject to and upon the provisions of this Agreement, each Lender severally agrees to make an initial loan (the "Initial Loan"; and collectively with the Supplemental Loan (as defined below), the "Loans") to the Borrowers on the Closing Date in the principal amount set forth below opposite such Lender's name (herein called such Lender's "Initial Committed Amount"). The proportionate share set forth below opposite each Lender's name is herein called such Lender's "Pro Rata Share"



Lender                                  Initial Committed Amount                Pro Rata Share
----------------------------------------------------------------------------------------------

Cahill Warnock Strategic                $2,740,982.14                    45.683%
Partners Fund, L.P.
Strategic Associates, L.P.              $  151,875                        2.531%
Newpark Resources, Inc.                 $3,000,000                           50%
James H. Stone                          $  107,142.86                     1.786%
Initial Committed Amount                $6,000,000                          100%


                           The obligation of each Lender to make the Initial
Loan is several and is limited to its Committed Amount, and such obligation of each Lender is herein called its "Loan Commitment". The Loan Commitment of each of the Lenders are herein collectively referred to as the "Loan Commitments". The Agent shall not be responsible for the Commitment of any Lender; and similarly, none of the Lenders shall be responsible for the Commitment of any of the other Lenders; the failure, however, of any Lender to perform its Commitment shall not relieve any of the other Lenders from the performance of their respective Commitments.

                  (b) The Loan shall be evidenced by and payable in accordance with a term note (the "Note" and collectively, the "Notes") in the form of Exhibit A hereto and shall be in the principal amount of such Lender's Committed Amount.

                  (c) Subject to and upon the provisions of this Agreement, each Lender severally agrees to make a supplemental loan (a "Supplemental Loan") to the Borrowers on sixty (60) days' prior written notice from the Borrowers to each of the Lenders, with a copy to the Agent, in the principal amount of Five Million Dollars ($5,000,000). Borrowers hereby acknowledge and agree that they are prohibited from obtaining the Supplemental Loan in the event that they are in default on the Initial Loan. The obligation of each Lender to make a Supplemental Loan is several and shall be determined by agreement among the Lenders, and if no agreement can be reached among Lenders, then the obligation of each Lender to make a Supplemental Loan shall be consistent with its respective Pro Rata Share on the Initial Loan. The Agent shall not be responsible for a Commitment of any Lender; and similarly, none of the Lenders shall be responsible for the Commitment of any of the other Lenders; the failure, however, of any Lender to perform its Commitment under the Supplemental Loan shall not relieve any of the other Lenders from the performance of their respective Commitments. The terms of the Supplemental Loan with respect to Maturity Date, interest, payments, late charges, Events of Default, etc. shall be the same for the Supplemental Loan as it is for the Initial Loan.

         2.2.     Interest on the Loan.

                  (a) Each Loan shall bear interest calculated on the basis of actual days elapsed and a 360-day year, at the prime rate, as reported in the Wall Street Journal five (5) Business Days prior to the end of each calendar month or if not reported on such date then the closest Business Day thereto, plus one and five-tenths percent (1.5%). Interest shall accrue daily on the aggregate outstanding principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is paid in full.

                  (b) If not earlier paid, or if not accelerated for payment, each Loan shall be payable to each Lender (for its Pro Rata Share), with notice of such payment to the Agent, quarterly in arrears in substantially equal periodic installments consisting of principal plus interest accrued at the rate set forth in the Note, on the fifth (5th) day of each March, June, September and December (each an "Interest Payment Date"), commencing on March 5, 1998, with the entire remaining principal balance of the Loan and all interest accrued thereon due and payable on the Maturity Date.

         2.3.     Payments.

                  (a) Principal and interest shall be payable in lawful money of the United States of America without set-off, deduction or counterclaim to each of the Lenders (for its Pro Rata Share) at each Lender's principal business office not later than 10:00 a.m. local time for each Lender on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) The payments shall be made to the addresses and accounts as set forth in Schedule 2.3.

         2.4. Late Charges. Any principal or interest payment due under any Note not paid within five (5) days from the date such payment is due, by acceleration, conversion or otherwise, shall, to the extent permitted by law, be subject to an additional interest charge equal to five percent (5%) above the then prevailing interest rate under the Note. The charging or collection of any late charge shall not be deemed a waiver of any of Agent's and/or Lenders' rights arising thereby or hereunder, including Agent's right to declare an "Event of Default" hereunder.

         2.5.     Prepayment; No Revolver.

                  (a) Borrowers may prepay all of the Loans with accrued interest thereon, or any part of the Loans with accrued interest thereon in increments of One Million Dollars ($1,000,000), at any time (except as provided in Section 2.5(d)) by payment in cash of the Pro Rata Share to each of the Lenders, with a notice of such payment to the Agent, without premium or penalty. Such payment shall be made by 12:00 noon local time of each Lender on any Business Day.

                  (b) Borrowers shall give Agent notice of prepayment hereunder not less than thirty (30) days prior to the date of the prepayment. Such notice shall specify the Loans to be prepaid and the amount of the Loans to be prepaid and the date of prepayment (which shall be a Business Day).

                  (c) Amounts paid or prepaid on account of the Loans may not be reborrowed.

                  (d) Borrowers hereby agree that they shall not make any prepayments on the Loans unless and until EVSF shall have redeemed any and all of the shares of Series C Preferred Stock as may be outstanding from time to time.

         2.6 Additional Warrant if No Prepayment by December 12, 2001. In the event that the Borrowers have not paid in full all Obligations, including without limitation all unpaid principal and accrued interest thereon by December 17, 2001, EVSF shall authorize, issue and deliver an additional warrant for 188,571 shares of common stock, substantially in the form of Exhibit B.


                                   SECTION 3

                                   COLLATERAL

         3.1. Grant of Security Interest. As security for the prompt performance, observance and payment in full of all Obligations, each Borrower hereby grants to Agent for the ratable benefit of the Lenders and for the benefit of the Agent a continuing first priority security interest in and lien on, and assigns, transfers, sets over and pledges to Agent all property of such Borrower whether now owned by such Borrower or hereafter acquired or existing, and wherever located (collectively, the "Collateral"), including without limitation:

                           (i)      all Real Estate;

                           (ii)     all Accounts;

                           (iii)    all Inventory;

                           (iv)     all Equipment;

                           (v)      all General Intangibles;

                           (vi)     all Instruments and Documents;

                           (vii)    all Leases;

                           (viii) all stock of NFE owned by EVSF, all interests
in OnSite held by NFE and/or EVSF and all stock in OnSite Colombia, OnSite Venezuela, Environmental Leasing Company and Environmental Technology Services, Inc. held by OnSite, NFE and/or EVSF;

                           (ix)     all Related Collateral;

                           (x)      all accessions to and additions to,
substitutions for, replacements, products and Proceeds to any and all of the foregoing; and

                           (xi)     all patents, copyrights, intellectual
property, trademarks, and all other properties requiring additional steps to perfect.

         The term "Collateral" shall also refer to any other property in which Agent is granted a Lien to secure any of the Obligations pursuant to an Agreement supplemental hereto or otherwise (whether or not such Agreement makes reference to this Agreement or the Obligations of a Borrower hereunder).

         3.2. Obligations Secured. The security interest granted by each Borrower and created hereby secures the payment and performance of all of the Obligations under this Agreement and the other Loan Documents, however evidenced, whether now existing or hereafter arising, direct or indirect, absolute or contingent, including all costs and reasonable attorneys' fees incurred by Agent in enforcing this Agreement and the other Loan Documents and/or collecting or attempting to collect on the Notes. The Obligations of each Borrower under the Notes and all other Obligations of Borrowers to Agent and/or Lenders are also secured by the security interest created pursuant to the Patent Security Agreement, the Trademark Security Agreement, Stock Pledge Agreements with respect to NFE and Interest Pledge Agreement with respect to OnSite.

         3.3. Collateral Disclosure List. On or prior to the Closing Date, the Borrowers shall deliver to the Agent a list (the "Collateral Disclosure List") which shall contain such information with respect to each Borrower's business and real and personal property as the Agent may require and shall be certified by a Responsible Officer of each of the Borrowers, all in the form provided to the Borrowers by the Agent. Promptly after demand by the Agent, the Borrowers, as appropriate, shall furnish to the Agent an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Agent.


                                   SECTION 4

                            APPLICATION OF PROCEEDS

         4.1. Loan. EVSF shall apply the proceeds of the Loan for (i) the purchase of the 50% interest of Parker in OnSite and repayment in full of the outstanding balance owed by EVSF to Casuarina, a wholly-owned subsidiary of Parker, pursuant to a loan agreement and term note dated as of December 19, 1996 (including without limitation repurchasing warrants to purchase 300,000 shares of EVSF's common stock issued pursuant to that loan agreement), (ii) payment of fees and expenses, and (iii) working capital.


                                   SECTION 5

                  REPRESENTATIONS AND WARRANTIES OF BORROWERS

         Each Borrower represents and warrants to Lender on the issuance of the Initial Loan and of the Supplemental Loan that:

         5.1. Organization; Charter and Bylaws. Borrower is validly existing and in good standing under the laws of its state of incorporation or organization and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by Borrower or the nature of the business conducted by Borrower makes such qualification necessary or advisable, except where the failure to do so would not be material to the Company.

         5.2. Power and Authority. Borrower has the requisite power to execute, deliver and perform the Loan Documents, and to consummate the transactions contemplated thereby. The execution and delivery of the Loan Documents by Borrower and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate or company action on the part of Borrower. Each of the Loan Documents has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought. No consent or approval of any Person (including, without limitation, any stockholder or member approval), no consent or approval of any landlord or mortgagee and no waiver of any Lien is required in connection with execution, delivery or performance by Borrower, or the validity, enforcement or priority, of the Loan Documents or any Lien created and granted thereunder.

         5.3. No Violation. The execution and delivery of the Loan Documents by Borrower do not, and the performance of the Loan Documents will not, (i) conflict with or result in a breach of the certificate or articles of incorporation or bylaws or other formation documents of Borrower, or (ii) violate, or conflict with, or constitute a default under, or (except for Liens created pursuant to the Loan Documents) result in the creation or imposition of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction, or other charge upon any property or assets of Borrower under any mortgage, indenture or agreement to which Borrower is a party or by which the property or assets of Borrower is bound, or (iii) violate any Requirement of Law, the effect of which violation would be material and adverse to the business, assets or financial condition of Borrower, or (iv) violate any permit, concession, grant, franchise, license, or other governmental authorization or approval necessary for the appropriate conduct of the business of Borrower, the effect of which violation would be material and adverse to the business, assets or financial condition of Borrower.

         5.4. Litigation. Except as provided in Schedule 5.4 hereto, there are no actions, suits, proceedings or governmental investigations or inquiries pending, or to the knowledge of Borrower threatened against Borrower or any of its Affiliates or their respective properties, assets, operations or businesses
(i) that might prevent or interfere with the consummation of the transactions contemplated hereunder or (ii) that might, singly or in the aggregate, result in any material adverse effect on the prospects, results of operation, properties, liabilities, assets, financial condition or business of Borrower.

         5.5. Financial Statements. The financial statements of Borrower heretofore delivered to Agent by Borrower (the "Financial Statements") fairly represent the financial condition of Borrower as of the date thereof and for the periods reflected therein. Since the date of such Financial Statements, there has been no material adverse change in the assets, business, financial condition or prospects of Borrower.

         5.6. Compliance with Licenses and Laws. Except as disclosed in writing to Agent by Borrower, Borrower possesses all Permits, and Borrower is in compliance with the Permits and all Requirements of Law except where the failure to possess any Permits or the failure to be in compliance with the Permits or Requirements of Law would not, singly or in the aggregate, have a material adverse effect on the business, assets, financial condition or operations of Borrower. There are no proceedings pending or, to the knowledge of Borrower, threatened that may result in the revocation, cancellation, or suspension or any materially adverse modification of any of the aforementioned Permits. Borrower has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any Permit or Requirement of Law. Except as set forth in Schedule 5.6 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any United States federal, state, or local governmental or regulatory authority, or any foreign government or governmental authority, is required to be made or obtained by Borrower in connection with the execution, delivery and performance of any Loan Document or the consummation by Borrower of the transactions contemplated thereunder.

         5.7. Investments and Guaranties. Except as listed in Schedule 5.7 at the date of this Agreement, Borrower has not made investments in, advances to or guaranties of the obligations of any Person not otherwise disclosed on the Financial Statements.

         5.8. Title to Properties; Liens. Borrower owns all of its assets and properties and such assets and properties together with any other assets and properties acquired since such date, including, without limitation, the Collateral, are subject to no Liens except Permitted Liens. The Liens granted to Lender under the Loan Documents constitute valid perfected first Liens on the Collateral, subject to no prior or equal Lien, except for Permitted Liens.

         5.9.     ERISA.  (a)       Schedule 5.9(a) contains a complete and
accurate list of all Company Plans and Company Benefit Arrangements. Schedule 5.9(a) specifically identifies all Company Plans (if any) that are Qualified Plans.

                  (b) With respect, as applicable, to Employee Benefit Plans and Benefit Arrangements:

                           (i)      true, correct, and complete copies of all of
the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, have been delivered to the Lenders: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including, but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500 C/R and any financial statements attached thereto for the prior three years; (C) the most recent Internal Revenue Service (the "IRS") determination letter and the latest IRS determination letter that covered the qualification of the entire Company Plan (if different), and copies of the materials submitted by the Company to obtain those letters; (D) the most recent summary plan descriptions; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement (if such documents or writings exist), (F) all reports submitted within the four years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were given to the Company within the three years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

                           (ii)     Neither the Company nor any Subsidiary has
ever maintained, contributed to, or been obligated to contribute to any Qualified Plan.

                           (iii)    the Company and the Subsidiaries have never
sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

                           (iv)     each Company Plan and each Company Benefit
Arrangement has been operated with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

                           (v)      There are no pending claims or lawsuits by,
against, or relating to any Employee Benefit Plans or Benefit Arrangements that are Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company or any Stockholder, and no claims or lawsuits have been asserted, instituted or to the Company's Knowledge threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company or the Subsidiaries with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company and the Subsidiaries do not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, Department of Labor, or any other governmental agency or entity;

                           (vi)     no Company Plan or Company Benefit
Arrangement contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

                           (vii)    with respect to each Company Plan, there has
occurred no non- exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company or any Stockholder, officer, director, or employee of the Company;

                           (viii)   all reporting, disclosure, and notice
requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

                           (ix)     all amendments and actions required to bring
the Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Effective Date and (B) are disclosed on Schedule 5.9(b)(ix);

                           (x)      payment has been made of all amounts that
the Company and each Subsidiary is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

                           (xi)     except as disclosed on Schedule 5.9(b)(xi),
the Company and the Subsidiaries have not prepaid or prefunded any Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor do they provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

                           (xii)    no statement, either written or oral, has
been made by the Company or the Subsidiaries to any Person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that could have an adverse economic consequence to the Company or the Subsidiaries;

                           (xiii)   the Company and the Subsidiaries have no
liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

                           (xiv)    all group health plans of the Company and
its ERISA Affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code; and

                           (xv)     no employee or former employee of the
Company or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death or retirement benefits under a Qualified Plan, (ii) deferred compensation benefits accrued as liabilities on the Closing Statement or (iii) continuation coverage mandated under Section 4980B of the Code or other applicable law.

                  (c) Schedule 5.9(c) hereto sets forth an accurate list, as of the date hereof, of all officers, directors, and key employees of the Company and lists all employment agreements with such officers, directors, and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such Person as of (a) December 31, 1996 and (b) the date hereof.

                  (d) Except as set forth on Schedule 5.9(d), the Company has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

         5.10. Chief Executive Office. Borrower's chief executive office and the office where it keeps its records concerning its Accounts, General Intangibles and other assets is that shown in Section 14.1 of this Agreement. Except as set forth in Schedule 5.10 it has no other place of business where such records are located.

         5.11. Inventory. Borrower's Inventory is (and has been since the date of this Agreement) valued (i) for annual financial reporting purposes, at the lower of cost or market, using the specific identification method consistent with the basis applied for prior financial periods by Borrower.

         5.12. Indebtedness. Borrower has no Indebtedness of any type except as set forth on Schedule 5.12 and Indebtedness incurred with Lenders pursuant to this Agreement and other than up to $500,000 incurred in the ordinary course of business.

         5.13. Compliance with Environmental, Health and Safety Laws. Except as set forth on Schedule 5.13:

                  (a) To the Company's best Knowledge, the operations of each of Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

                  (b) Each of Borrower and its Subsidiaries has obtained all Permits required under all applicable Environmental Laws necessary to operate its business to the Company's best Knowledge;

                  (c) None of Borrower or any of its Subsidiaries is the subject of any outstanding written order, agreement or arrangement with any governmental authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

                  (d) None of Borrower or any of its Subsidiaries has received any written communication alleging either or both that Borrower or any of its Subsidiaries may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

                  (e) None of Borrower or any of its Subsidiaries has to the Company's best Knowledge any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

                  (f) There are no investigations of the business, operations, or currently or previously owned, operated or leased property of Borrower or any of its Subsidiaries pending or to the Company's best Knowledge threatened that could lead to the imposition of any liability pursuant to Environmental Law;

                  (g) There is not located at any of the properties owned at any of the properties leased or operated by Borrower or any of its Subsidiaries any (i) underground storage tanks, (ii) asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, any (iv) Hazardous Materials located at any Borrower Property (other than for Hazardous Materials used or stored by the Borrower or any Subsidiary in the ordinary course of business and in material compliance with applicable Environmental Laws and Permits); and

                  (h) Borrower has provided to Agent all environmentally related audits, studies, reports, analyses and results of investigations, if any, that have been performed with respect to the currently or previously owned, leased or operated properties of Borrower or any of its Subsidiaries.

         5.14. Solvency. Borrower is, and after giving effect to the transactions contemplated hereby will be, solvent.

         5.15. Security Interests. Upon filing of all Uniform Commercial Code Financing Statements and any other documents of title or financing statements of applicable governmental agencies or by applicable law, Lenders will have a first priority perfected security interest in all of the Collateral, except to the extent the relevant Uniform Commercial Code provides that a security interest will be perfected by some other method.

         5.16. Taxes. Borrower has filed or caused to be filed within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports that are required to be filed by, or with respect to, Borrower. Such returns and reports reflect accurately all liability for taxes of Borrower for the periods covered thereby, and all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, Borrower have been fully paid or adequately disclosed and fully provided for in the books and Financial Statements of Borrower to the extent required by generally accepted accounting principles. No examination of any tax return of Borrower is currently in progress, and there are no unpaid taxes in any material amount claimed to be overdue by the taxing authority of any jurisdiction. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Borrower.

         5.17. No Event of Default. No Event of Default has occurred and No Event of Default is continuing.

         5.18. Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.19. Public Utility Holding Company Act. Borrower is not a "holding company,"or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.20. Full Disclosure. All written agreements, lists, schedules (including without limitation each Collateral Disclosure List), instruments, exhibits, documents, certificates, reports, statements and other writings furnished to the Agent and/or Lenders pursuant hereto or in connection with the Loan Documents or this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by Borrower contained in this Agreement, in the schedules attached hereto (including without limitation each Collateral Disclosure List) or in any certificate furnished or to be furnished by Borrower to Agent and/or Lenders in connection herewith or pursuant hereto or in any of the Loan Documents contains or will contain any untrue statement or a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the officers and directors of Borrower that has specific application to Borrower (other than general economic or industry conditions) and that materially adversely affects or, as far as such officers and directors can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Borrower that has not been set forth in this Agreement, the Loan Documents or any schedule hereto (including without limitation each Collateral Disclosure List) or thereto. No information, schedule, exhibit or report furnished to Agent by Borrower in connection with the negotiation of this Agreement or the Loan Documents (including without limitation each Collateral Disclosure List) contains any material misstatement of fact or omits to state any material fact necessary to make the statement contained therein not misleading.

         5.21. Foreign Person. Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person within the meaning of Sections 1445 or 7701 of the Internal Revenue Code of 1986, as amended, or the regulations thereto.

         5.22.    Capitalization.

                  (a) The authorized capital stock of EVSF is 60,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.001 per share ("Common Stock") of which 9,282,265 shares are issued and outstanding and no shares are held in treasury, and 10,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), none of which are issued and outstanding. There are no outstanding shares of Series A Preferred Stock.
Schedule 5.22 lists the options, rights and warrants of EVSF issued and outstanding prior to Closing. EVSF has reserved for issuance 4,391,221 shares of Common Stock upon exercise or conversion of currently outstanding shares of convertible preferred stock and rights, options, warrants and other convertible securities. EVSF has no employee stock purchase plans, stock option plans or other Employee Benefit Plans. EVSF has reserved for issuance 6,354,334 shares of Common Stock upon conversion of the authorized shares of Convertible Preferred Stock and the Loan Warrants and management options. Except as listed on Schedule 5.22(a), there are outstanding (a) no shares of capital stock or other voting stock of EVSF, (b) no securities of EVSF or any Person convertible into or exchangeable for shares of capital stock or voting securities of EVSF,
(c) no options, warrants or other rights to acquire from EVSF (including any rights issuable or issued under any shareholder rights plan or similar arrangement), and no obligations, contingent or otherwise, of EVSF to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of EVSF, (d) no equity equivalent in the earnings or ownership of EVSF or any person or any similar rights to share earnings or ownership, and (e) no outstanding obligations of EVSF to repurchase, redeem or otherwise acquire any of its securities or to make any investment (by loan, capital contribution or otherwise) in any entity or person. All outstanding options, rights and warrants have been duly and validly issued and are in full force and effect. All shares of capital stock subject to issuance upon exercise of any options, rights or warrants or otherwise, upon issuance pursuant to the instruments under which they are issuable, shall be duly authorized, validly issued, fully paid for and non-assessable and free of all preemptive rights. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of EVSF require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

                  (b) The authorized capital of NFE consists of 10,000,000 shares, consisting of 10,000,000 shares of common stock, no par value, of which 9,640,000 shares are issued and outstanding and no shares are held in treasury, and no shares of preferred stock are issued and outstanding. NFE has reserved for issuance no shares of common stock upon exercise or conversion of currently outstanding shares of convertible preferred stock and rights, options, warrants and other convertible securities. NFE has no employee stock purchase plans, stock option plans or other Employee Benefit Plans. There are outstanding (a) no securities of NFE or any Person convertible into or exchangeable for shares of capital stock or voting securities of NFE, (b) no options, warrants or other rights to acquire from NFE (including any rights issuable or issued under any shareholder rights plan or similar arrangement), and no obligations, contingent or otherwise, of NFE to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of NFE, (c) no equity equivalent in the earnings or ownership of NFE or any person or any similar rights to share earnings or ownership, and (d) no outstanding obligations of NFE to repurchase, redeem or otherwise acquire any of its securities or to make any investment (by loan, capital contribution or otherwise) in any entity or person. All outstanding options, rights and warrants have been duly and validly issued and are in full force and effect. All shares of capital stock subject to issuance upon exercise of any options, rights or warrants or otherwise, upon issuance pursuant to the instruments under which they are issuable, shall be duly authorized, validly issued, fully paid for and non-assessable and free of all preemptive rights. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of NFE require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

                  (c) At Closing, all of the authorized capital of OnSite shall be owned by the EVSF.

         5.23. No Indebtedness to Shareholders, Officers, Directors or Affiliates. Except as set forth in Schedule 5.23 Borrower owes no Indebtedness to any Affiliate of Borrower, or any shareholder, officer, or director or Affiliate of such person.

         5.24. Foreign Corrupt Practices. Neither the Borrower nor any Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action that would cause the Borrower or any Subsidiary to be in violation of the U.S. Foreign Corrupt Practices Act or any law of similar effect.

         5.25. Labor Agreements and Actions. With respect to employees of and service providers to Borrower and the Subsidiaries: (a) Borrower and the Subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice;
(b) there is not now, nor within the past three years has there been, any unfair labor practice complaint against Borrower or any Subsidiary pending or, to Borrower's or any Subsidiary's Knowledge, threatened before the National Labor Relations Board or any other comparable authority; (c) there is not now, nor within the past three years has there been, any labor strike, slowdown or stoppage actually pending or, to Borrower's or any Subsidiary's Knowledge, threatened against or directly affecting Borrower or any Subsidiary; (d) to Borrower's or any Subsidiary's Knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years;
(e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to Borrower's or any Subsidiary's Knowledge, no claims therefor exist or have been threatened; (f) the employees of Borrower and the Subsidiaries are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against Borrower or any Subsidiary or currently being negotiated by Borrower or any Subsidiary; and (g) to Borrower's Knowledge, all Persons classified by Borrower or its Subsidiaries as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and Borrower and its Subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.


                                   SECTION 6

                       THE CLOSING; CONDITIONS PRECEDENT

         6.1. Time and Place of Closing. The closing of the Initial Loan will take place at the offices of Axelrod, Smith & Kirshbaum, 5300 Memorial, Suite 700, Houston, Texas 77007 or such other place as may be mutually agreed upon by the Borrowers and the Agent (the "Closing"), on December 17, 1997, provided that each Borrower has satisfied all of the conditions precedent in Section 6, or such other time as may be specified by Agent in its sole discretion (the "Closing Date"). The closing of the Supplemental Loan will take place at such location and on such date as may be mutually agreed upon by the Borrowers and the Agent; provided that each Borrower has satisfied all of the conditions precedent in Section 6.

         6.2. Conditions on Closing Date. The obligations of Agent and/or Lenders to make the Initial Loan and the Supplemental Loan pursuant to Section 2 shall be subject to the satisfaction, on or before each Closing Date, of the conditions set forth in this Section 6.2, including without limitation, that no Event of Default has occurred or is occurring. If the conditions set forth in this Section 6.2 are not met on or prior to each of the Closing Dates, the Lender shall have no obligation to make any extensions of credit hereunder; provided, however, that the conditions set forth in Sections 6.2 (b), (c), (f),
(g), (i), (p) and (q) shall not be required for a closing under the Supplemental Loan).

                  (a) Notes. Borrower shall have duly executed and delivered the Notes to Agent.

                  (b) Warrants. EVSF shall have duly executed and delivered the Warrants and Warrant Agreements attached hereto as Exhibit C to Agent.

                  (c) Stock Purchase Agreement. EVSF shall have duly executed and delivered the Stock Purchase Agreement of even date herewith.

                  (d) Perfection of Security. Borrower shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements and other instruments as Agent may have requested in order to perfect the Liens purported or required to be created pursuant to the Loan Documents.

                  (e) Legal Opinions. On the Closing Date, Agent shall have received from Axelrod, Smith & Kirshbaum an opinion with respect to the transactions contemplated by the Loan Documents, which opinions shall be in form and substance satisfactory to Agent and its counsel. On the Closing Date, Lender shall have received an opinion or opinions from Maples and Calder with respect to the transactions contemplated by the Loan Documents under Cayman Island law. Borrowers authorize and directs its counsel to furnish the foregoing opinions.

                  (f) Parker Transaction. Concurrent with the Closing hereunder, EVSF shall purchase the 50% interest of Parker in OnSite and repay in full the outstanding balance owed by EVSF to Casuarina, a wholly-owned subsidiary of Parker, pursuant to a loan agreement and term not dated December 19, 1996 (including without limitation repurchasing warrants to purchase 300,000 shares of EVSF's Common Stock issued pursuant to that loan agreement).

                  (g) Certificates. Concurrent with the Closing hereunder, Agent shall have received a certificate of a Responsible Officer of EVSF to the effect that (i) the Parker Transaction has been completed and (ii) each of the conditions set forth in this Section 6 has been fully satisfied.

                  (h) Officer's/Member's Certificate. The representations and warranties contained in Section 5 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date and except to the extent Schedules referred to in Section 5 have been supplemented in accordance with this Agreement); Borrowers shall be in compliance with each covenant under the Loan Documents; no Event of Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no material adverse change shall have occurred, as determined by Agent in its sole discretion, in the financial condition, results of operations, assets or business of Borrowers. Borrowers shall have furnished to Agent a certificate to these effects.

                  (i) Corporate/Company Documents; Secretary's Certificate. On the Closing Date, each Borrower shall deliver to Agent:

                           (i)      a certificate of the Secretary of State of
Borrower's state of incorporation or formation, dated not earlier than forty
(40) days preceding the Closing Date, to the effect that Borrower is a corporation validly existing and in good standing under the laws of such state as of such date;

                           (ii)     a certificate of the Secretary of State of
each state where Borrower is required to qualify to do business (including without limitation, the states where the Collateral is located), dated not earlier than forty (40) days preceding the applicable Closing Date, to the effect that Borrower is a corporation duly licensed or qualified to do business in such state and is in good standing as a foreign corporation under the laws of such state as of such date; and

                           (iii)    certificates of the Secretary or Assistant
Secretary of Borrower including (A) copies of the Articles of Incorporation and By-laws of Borrower as then in effect or a certification that there has been no change in such instruments since the last such certification delivered to Agent pursuant to this Agreement, (B) duly enacted resolutions of Borrower's Board of Directors in form and substance satisfactory to Agent approving the Loan Documents and authorizing officers of Borrower to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Closing, or a certification that there has been no amendment or revocation of such resolutions since the last such certification delivered to Agent pursuant to this Agreement, and (C) specimen signatures of the officers of Borrower authorized to sign such instruments to the extent such specimen signatures have not previously been delivered to Lender.

                  (j) Insurance. Agent shall have received evidence of such insurance coverage as Agent may reasonably request.

                  (k) Other Indebtedness. Agent shall have received written reports in form and substance satisfactory to it that a search of the public records of the jurisdiction in which Collateral is located evidence satisfactory to Agent in its sole discretion that, except for Permitted Indebtedness and the Loans, all Indebtedness of Borrower has been repaid and discharged in full, and all security interests relating thereto have been released.

                  (l) Proper Proceedings. This Agreement, each other Loan Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or company action, or other proceedings. All necessary consents, approvals and authorizations of any of the transactions contemplated hereby or by any other Loan Document shall have been obtained and shall be in full force and effect.

                  (m) Legality, etc. The transactions contemplated by this Agreement shall not (i) subject Agent and/or Lenders to any penalty or special tax or (ii) be prohibited by any law, rule or regulation of any governmental authority.

                  (n) General. All legal and corporate or company proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent and Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of Borrower, records of corporate or company proceedings, certificates as to signatures and incumbency of officers, and opinions of counsel, which Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or company or governmental authorities.

                  (o) Pledge Agreements. Agent shall have received executed Stock Pledge Agreements and an executed Interest Pledge Agreement.

                  (p) Intellectual Property Security Agreement. Agent shall have received executed security agreements for patents, copyrights, and other intellectual property.

         6.3. Additional Conditional Precedent. The obligations of Agent and/or Lenders to make the Supplemental Loan on or after February 12, 2000 shall be subject to the condition that the Borrowers shall have delivered the executed Additional Warrant (as defined in Section 7.9).


                                   SECTION 7

                        BORROWER'S AFFIRMATIVE COVENANTS

         For so long as any Borrower shall have any Obligations to Lenders under this Agreement, each Borrower covenants as follows:

         7.1. Punctual Payment and Performance. Borrower shall duly and punctually pay the principal and interest on the Loans and all other amounts provided for in this Agreement, or any other Loan Document, and shall perform its obligations and covenants under all Loan Documents.

         7.2. Taxes and Other Charges; Accounts Payable.

              (a) Taxes and Other Charges. Borrower and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might be law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that Borrower and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

              (b) Accounts Payable. Borrower and its Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all other Indebtedness incident to the operations of such Person not referred to in
Section 7.2; provided, however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

         7.3. Conduct of Business, etc.

              (a) Types of Business. Borrower and its Subsidiaries shall engage only in the business of development, production and sale of environmental reclamation/remediation technologies and services.

              (b) Maintenance of Properties. Borrower and its Subsidiaries:

                  (i) shall keep their properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested have not resulted, or do not create a material risk of resulting, in the aggregate in any material adverse effect on the business, on operations or properties of Borrower (financial or otherwise); and

                  (ii) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business.

         7.4. Compliance with Applicable Laws. Borrower and its Subsidiaries shall comply, and Borrower shall cause its Subsidiaries to comply, in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations, including environmental regulations, of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign jurisdiction in which any Collateral is located and obtain and keep in force any and all licenses, permits, franchises or other governmental authorizations which it is required to obtain which are necessary or beneficial to the ownership or use of its properties or to the operation of its business.

         7.5.     Information.

                  (a) Annual Audited Financial Statements. Annually, as soon as available but in any event within ninety (90) days after the close of each fiscal year of Borrower, a balance sheet of Borrower as at the end of such year and statements of income and retained earnings and of cash flow of Borrower prepared in accordance with GAAP consistently applied, reflecting the results of its operations during such year, prepared by Borrower's independent accounting firm, together with the audit report of such independent accounting, which financial statements shall be true, correct and accurate and fairly present the financial position of Borrower as of the date thereof.

                  (b) Quarterly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the end of each quarterly fiscal period (other than the last quarterly fiscal period in any fiscal year of the Company), the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such period and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form (i) the figures as of the end of and for the comparable periods of the preceding fiscal year and (ii) the figures reflected in the operating budget (if any) for such period as specified in the financial plan of the Company. All such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods reflected therein except as stated therein.


                  (c) Additional Information. Borrower shall promptly provide such information concerning Borrower and its Subsidiaries, the Collateral (including without limitation an updated Collateral Disclosure List for any Borrower or Borrowers), the operation of its business, its financial condition, as Agent may from time to time reasonably request, and shall also provide copies of such governmental filings and other documentation as Agent may from time to time reasonably request.

                  (d) Immediate Notices. Borrower shall immediately provide notice to Agent of:

                      (i) any Event of Default or any event which, with notice or lapse of time or both, might become an Event of Default;

                      (ii) a change in the basis for valuing Inventory from that shown in Section 5.11;

                           (iii) the institution or commencement of any action,
suit, proceeding or investigation against or affecting Borrower or its Subsidiaries or any of its or their assets which, if determined adversely could result in judgment in excess of $100,000;

                           (iv)  any judgment, award, decree, order or
determination in an amount in excess of $100,000;

                           (v)   the imposition or creation of any Lien against
any asset or property of Borrower except in favor of Agent or Permitted Liens;

                           (vi)  any potential or known release or threat of
release of hazardous or toxic chemicals, materials or substances or oil from, on or onto any site owned or used by Borrower or the incurrence of any expense or loss in connection therewith or upon Borrower obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the containment or removal of any hazardous or toxic chemical, material or substance or oil for which expense or loss Borrower may be liable or potentially responsible;

                           (vii) any loss or destruction of Collateral or other
assets or property whether or not covered by insurance if the value thereof exceeds $100,000;

                           (viii) the occurrence of any event or the existence
of any fact which would render any representation or warranty in this Agreement or any other Loan Document inaccurate, incomplete or misleading in any material respect;

                           (ix)     any organized labor dispute to which
Borrower may become a party or any walkouts, strikes or other similar events affecting Borrower.

                  (e) Taxes. If requested by Lender, within ten (10) days after the accrual in accordance with applicable law of Borrower's obligation to make deposits for F.I.C.A. and withholding taxes, evidence satisfactory to Agent that such deposits have been made as required.

                  (f) Inventory Listing. If requested by Agent, a copy (certified by an authorized officer of Borrower to be true, correct and complete) of any listing of Inventory but is no event more often than two times a year.

                  (g) Annual Budget. As soon as available, but in any event not later than thirty (30) days prior to the beginning of each fiscal year of Borrower, the financial plan of Borrower for such fiscal year, including, without limitation, a cash flow projection and operating budget, calculated quarterly, as contained in its operating plan presented to the Borrower's Board of Directors as well as any updates or revisions to such plan as soon as available.

         7.6. Insurance. Maintain property and liability insurance with responsible insurance companies (and with deductibles) reasonably satisfactory to Agent in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas as Borrower operates.

         7.7. Inventory and Equipment Insurance. Maintain insurance with responsible insurance companies (and with deductibles) reasonably satisfactory to Agent covering Borrower's Inventory and Equipment in such amounts as is usually carried by companies engaged in similar businesses and in any event not less than Agent may from time to time reasonably require, and deliver to Agent copies of such insurance policies (and all renewals thereof) together with Agent's loss payable endorsements naming Agent as a secured party executed by the insurer(s), such policies to provide that coverage may not be modified or terminated without prior notice to Agent.

         7.8. Corporate Existence; Compliance with Laws. Maintain its corporate or company existence in good standing, and its qualification to do business in good standing in every state and foreign jurisdiction in which such qualification may be necessary by reason of the nature or location of its assets or operations, and comply with its charter documents and by-laws, or other constituent documents, as the case may be, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation, ERISA and those relating to environmental protection and health and safety).

         7.9. Issuance of Additional Warrants. Authorize, issue and deliver additional warrants (the "Additional Warrants"), substantially in the form of the Warrant attached hereto as Exhibit C upon the earlier of (i) an Event of Default or (ii) February 17,2000; provided, however, that if Borrowers have repaid the Loans in part, then EVSF shall issue warrants for a pro rata number of shares based upon the amount of the Loans that remain unpaid as of February 17, 2000, or if EVSF shall have repaid in full prior to February 17, 2000, EVSF will not be obligated to issue any Additional Warrants under this Agreement.

         7.10. Key Man Insurance. After the Closing Date, Borrower will use its best efforts to obtain and, if obtained, will maintain life insurance upon the life of James S. Percell in the amount of no less than $5 million, with the proceeds payable to Agent.

         7.11. Visits and Inspections. Borrower will permit representatives of Agent (including without limitation its counsel, accountants and agents), from time to time, as often as may reasonably requested, but only during normal business hours, to visit and inspect the offices and properties of Borrower and its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with officers, its employees and its independent accountants, Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

         7.12. ERISA Compliance. Borrower will make, and, if reasonably within its control, will cause each ERISA Affiliate to make, all payments or contributions to the Employee Benefit Plans and Multiemployer Plans required under the terms thereof and in accordance with the funding requirements applicable to such plans under ERISA and the Code and applicable collective bargaining agreements. Borrower will cause all Employee Benefit Plans that it sponsors, and, if reasonably within its control, will cause each ERISA Affiliate to cause all Employee Benefit Plans that such ERISA Affiliate sponsors, to be maintained in substantial compliance with ERISA and the Code and, if applicable, to maintain the qualified status of each Employee Benefit Plan under the Code. Borrower will not engage, and, if reasonably within its control, will not permit or suffer any ERISA Affiliate or fiduciary of any Employee Benefit Plan to engage, in any Prohibited Transaction for which an exemption is not available and that is likely to give rise to material liability to Borrower or any ERISA Affiliates. Borrower will not permit any Termination Event to occur where, 30 days after notice thereof shall have been given to Borrower, such Termination Event shall still exist and the liability of Borrower or any ERISA Affiliate relating thereto is material to the financial condition of Borrower or any ERISA Affiliate.

         (a) Borrower will notify Agent promptly of any Reportable Event or Termination Event or any partial or complete withdrawal from any Multiemployer Plan that may result in any Withdrawal Liability of Borrower or any ERISA Affiliate or upon learning of any insolvency, reorganization status, or termination of a Multiemployer Plan that may result in material liability of Borrower or any ERISA Affiliate, together with the actions proposed to be taken by Borrower or its ERISA Affiliate. Borrower will furnish to Lender a copy of any request for waiver of the minimum funding standards required by ERISA or the Code promptly after submission thereof to a governmental authority.

         (b) Borrower covenants and agrees with Lenders that, so long as this Agreement shall remain in effect, unless Agent otherwise consents in writing, which consent shall not be unreasonably withheld, Borrower will not:

                  (i) Cause any Employee Benefit Plan to become subject to Title IV or Section 302 of ERISA or Section 412 of the Code, except those plans to which those sections apply as of the date of this Agreement;

                  (ii) Adopt any new plan, fund, or other arrangement that would be subject to Title IV or Section 302 of ERISA or Section 412 of the Code; or

                  (iii)Adopt or incur any new obligation to contribute to any Multiemployer Plan.

                                   SECTION 8

                                   THE AGENT

      8.1.        Appointment.

      Each Lender hereby designates and appoints Cahill, Warnock Strategic Partners Fund, L.P. as its agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes the Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Section 8. The provisions of this Section 8 are solely for the benefit of the Agent and the Lenders and neither Borrower nor any Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as an administrative representative of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Lenders, the Borrowers or any Person. The Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

      8.2.        Nature of Duties.

         (a)      In General

      The Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of the Borrowers, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If the Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, then the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the applicable percentage of the Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

         (b)      Express Authorization

      The Agent is hereby expressly and irrevocably authorized by each of the Lenders, as agent on behalf of itself and the other Lenders:

                  (i) To receive all documents and items to be furnished to the Lenders under the Loan Documents (nothing contained herein shall relieve Borrower of any obligation to deliver any item directly to the Lenders to the extent expressly required by the provisions of this Agreement);

                  (ii) To act or refrain from acting in this Agreement and in the other Loan Documents with respect to those matters so designated for the Agent;

                  (iii) To act as nominee for and on behalf of the Lenders in and under this Agreement and the other Loan Documents;

                  (iv) To arrange for the means whereby the funds of the Lenders are to be made available to Borrower;

                  (v) To distribute promptly to the Lenders, if required by the terms of this Agreement, all written information, requests, notices, payments, prepayments, documents and other items received from Borrower or other Person;

                  (vi) To amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of the Lenders subject to the requirement that certain of the Lenders' consent be obtained in certain instances as provided in Section 14.10;

                  (vii) To deliver to Borrower and other Persons, all requests, demands, approvals, notices, and consents received from any of the Lenders;

                  (viii) To exercise on behalf of each Lender all rights and remedies of the Lenders upon the occurrence of any Event of Default and/or default specified in this Agreement and/or in any of the other Loan Documents or applicable laws;

                  (ix) To execute any of the Loan Documents and any other documents on behalf of the Lenders as the secured party for the benefit of the Agent and the Lenders; and

                  (x) To take such other actions as may be requested by the Requisite Lenders.

      8.3.        Rights, Exculpation, Etc.

         Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan

Documents, or in connection herewith or therewith, except that the Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that the Agent shall be liable with respect to its own gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectible, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Person. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Person, or the existence or possible existence of any Event of Default. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of the Lenders, the Agent shall have no obligation to take any action if it, in good faith believes that such action exposes the Agent to any liability.

      8.4.        Reliance.

         The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. The Agent may deem and treat the original Lenders as the owners of the respective Notes for all purposes until receipt by the Agent of a written notice of assignment, negotiation or transfer of any interest therein by the Lenders in accordance with the terms of this Agreement. Any interest, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes. The Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Agent in its sole discretion.

      8.5.        Indemnification.

         Each Lender, severally, agrees to reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements including, without limitation, all costs and expenses (including attorneys' fees) incurred in connection with the Collection of any Loan and/or enforcement of any Loan Document, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by the Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share, all of the foregoing as they may arise, be asserted or be imposed from time to time; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

      8.6.        Cahill, Warnock Strategic Partners Fund, L.P., as Agent
Individually.

         With respect to its Commitments and the Loans made by it, and the Notes issued to it, Cahill, Warnock Strategic Partners Fund, L.P. shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "the Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Cahill, Warnock Strategic Partners Fund, L.P. in its individual capacity as a Lender or one of the Requisite Lenders. Cahill, Warnock Strategic Partners Fund, L.P. and its Affiliates may engage in any kind of business with Borrower, any Affiliate of any Borrower, or any other Person or any of their officers, directors and employees and Cahill, Warnock Strategic Partners Fund, L.P. may accept fees and other consideration from Borrower, any Affiliate of Borrower or any of their officers, directors and employees for services without having to account for or share the same with the Lenders.

      8.7.        Successor Agent.

         (a)      Resignation.

                  The Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least sixty (60) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to Section 8.7(b) below or as otherwise provided below.

         (b)      Appointment of Successor.

                  Upon any such notice of resignation pursuant to Section 8.7(a) above, the Requisite Lenders shall appoint a successor to the Agent. If a successor to the Agent shall not have been so appointed within said sixty
(60) Business Day period, the Agent retiring, upon notice to Borrower, shall then appoint a successor Agent who shall serve as the Agent until such time, as the Requisite Lenders appoint a successor the Agent as provided above.

         (c)      Successor Agent.

                  Upon the acceptance of any appointment as the Agent under the Loan Documents by a successor Agent, such successor to the Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent retiring, and the Agent retiring shall be discharged from its duties and obligations under the Loan Documents. After any Agent's resignation as the Agent under the Loan Documents, the provisions of this
Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Loan Documents.

      8.8.        Collateral Matters.

         (a)      Release of Collateral.

                  The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the Loan Documents:

                  (i) upon termination of the Commitments and payment and satisfaction of all Obligations;

                  (ii) constituting property being sold or disposed of if Borrower certifier to the Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry);

                  (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended; or

                  (iv) constituting property covered by Permitted Liens with lien priority superior to those Liens in favor or for the benefit of the Lenders.

         (b)      Confirmation of Authority, Execution of Releases.

         Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders as set forth in
Section 8.8(a), each Lender agrees to confirm in writing, upon request by the Borrowers, the authority to release any property covered by this Agreement or the Loan Documents conferred upon the Agent under Section 8.8(a). So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the requisite percentage of the Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Person, in respect of), all interests retained by any Person, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

         (c)      Absence of Duty.

         The Agent shall have no obligation whatsoever to any Lender, Borrower or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent on behalf of the Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this
Section 8.8(c) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its discretion, given the Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any of the other the Lenders.

      8.9.        Agency for Perfection.

         Each Lender hereby appoints the Agent and each other Lender as agent for the purpose of perfecting the Lenders' Liens in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction or otherwise, can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and. promptly upon the Agent's request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

      8.10.       Exercise of Remedies.

         Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loan, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

      8.11.       Consents.

         (a) In the event the Agent requests the consent of a Lender and does not receive a written denial thereof, or a written notice from a Lender that due course consideration of the request requires additional time, in each case, within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

         (b) In the event the Agent requests the consent of a Lender and such consent is denied, then Cahill, Warnock Strategic Partners Fund, L.P. may, at its option, require such Lender to assign its interest in the Loan to Cahill, Warnock Strategic Partners Fund, L.P. for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest, fees and costs and expenses due such Lender under the Loan Documents, which principal, interest, fees and costs and expenses will be paid on the date of such assignment. In the event that Cahill, Warnock Strategic Partners Fund, L.P. elects to require any Lender to assign its interest to Cahill, Warnock Strategic Partners Fund, L.P., will so notify such Lender in writing within thirty (30) days following such Lender's denial, and such Lender will assign its interest to Cahill, Warnock Strategic Partners Fund, L.P no later than five (5) days following receipt of such notice.

      8.12.       Dissemination of Information.

         The Agent will provide the Lenders with any information received by the Agent from Borrower which is required to be provided to the Agent or to the Lenders hereunder; provided, however, that the Agent shall not be liable to any one or more the Lenders for any failure to do so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct.

                                   SECTION 9

                         BORROWER'S NEGATIVE COVENANTS

      For so long as a Borrower shall have any obligation to Agent and/or a Lender under this Agreement, each Borrower covenants that it will not:

      9.1. Disposition of Collateral. Except as part of a financing transaction in the form of a sale-leaseback of Indirect Thermal Desportion ("ITD") units, sell, assign, exchange or otherwise dispose of any of the Collateral (other than Inventory consisting of (i) scrap, waste, defective goods and the like;
(ii) obsolete goods or obsolete, unused or surplus Equipment; (iii) sales of other Equipment provided such Equipment is promptly replaced with Equipment of equal or greater value and utility to the Borrower; and (iv) finished goods sold in the ordinary course of businesses) or any interest therein to any other Person;

      9.2. Indebtedness. Create, incur, assume or allow to exist any Indebtedness, except: (i) Indebtedness evidenced by this Agreement and the Notes owing to or held by Agent and/or Lenders and arising under any of the Loan Documents; (ii) unsecured Current Liabilities (not the result of borrowing) incurred in the ordinary course of business which are not evidenced by notes or instruments and which are not more than sixty (60) days overdue from the original due dates thereof unless contracted in good faith; (iii) subordinated Indebtedness; (iv) Indebtedness incurred after the date hereof with the prior written consent of Agent, and (v) any financing transaction in the form of a sale-leaseback of ITD units (collectively referred to as "Permitted Indebtedness").

      9.3. Liens. Create, permit to be created or suffer to exist any Lien upon any of the Collateral or any other property of Borrower, now owned or hereafter acquired, except: (i) Liens existing on the date hereof as set forth in
Schedule 9.3, which the Borrower will use its best efforts to release; (ii) subordinated Liens; (iii) landlords' carriers', warehousemen's, mechanics' and other similar Liens arising by operation of law in the ordinary course of Borrower's business; (iv) Liens arising out of pledge or deposits under workmen's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (v) Liens in favor of Agent on behalf of Lenders; (vi) Liens for taxes (excluding any Lien imposed pursuant to any provision of ERISA) not yet due or which are being contested in good faith by appropriate proceedings and Borrower maintains appropriate reserves in respect thereto provided that in Agent's judgment such Lien does not adversely affect Agent's and/or Lenders' rights or the priority of Agent's Lien in the Collateral; (vii) easements, rights of way, restrictions and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of Borrower's business; (viii) Liens arising after the date hereof with the prior written consent of Agent, and (ix) any financing transaction in the form of a sale-leaseback of ITD units (collectively, "Permitted Liens").

      9.4. Dividends. Except for dividends payable in connection with the Series C Preferred Stock, pay or make any Dividends at any time any amount is unpaid with respect to the Loan (whether for principal, interest, or other charges), except if Borrower has elected S corporation status under the Code Borrower may pay Dividends on a quarterly basis to stockholders to the extent of taxable income of its stockholders attributable to the stockholders' portion of the Net Earnings of Borrower provided that no default or Event of Default has occurred or is continuing.

      9.5. Loans. Make any loans or advances to any Person, including without limitation any of Borrower's directors, officers and employees, except for advances in the ordinary course of business in an amount not to exceed $10,000.

      9.6. Guarantees. Except as set forth in Schedule 9.6 assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any Indebtedness of any Person (except guarantees by endorsement of instruments for deposit or collection in the ordinary course of business and guarantees in favor of Agent and/or Lenders).

      9.7. Merger. Merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of any substantial part of its assets (whether in one or more transactions).

      9.8. Affiliates. Directly or indirectly, transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; purchase or acquire any assets from an Affiliate; enter into any management agreement, service agreement or consulting agreement with an Affiliate or make any payment thereon; or enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees or assumptions of obligations of an Affiliate), except with the prior written consent of Agent.

      9.9.        Financial Covenants.  Have or maintain,

         (a) on a consolidated basis, one year after the execution of this Agreement, a minimum ratio of two-to-one of EBITDAE (Earnings Before Interest Taxes Depreciation Amortization and Extraordinary Items) to interest expense;

         (b) at all times, positive working capital of at least $2 million ($2,000,000);

         (c) at all times, positive net worth.

                                   SECTION 10

                      ADDITIONAL COVENANTS AND ASSURANCES

      10.1. Additional Assurances. Each Borrower at its expense will promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as Agent may request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect Agent's and/or Lenders' security interest, rights and remedies created or intended to be created hereunder. Without limiting the generality of the above, Borrower will join with Agent in executing financing and continuation statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable foreign, Federal or State law in form satisfactory to Agent and filing the same in all public offices and jurisdictions wherever and whenever requested by Agent (including, without limitation, upon the occurrence of any event referred to in Section
10.4. Moreover, Borrower appoints Agent or its agent and designee, as Borrower's attorney-in-fact, to execute in Borrower's name and behalf any UCC financing statements or amendments thereto for any of the foregoing purposes, which power is coupled with an interest, and irrevocable, until all Obligations have been paid in full. Borrower releases Agent and its officers, employees, agents, stockholders, members and designees from any liability arising from any act or acts in connection with such action(s) or in furtherance thereof, whether of admission or omission and whether based on any error of judgment or mistake or flaw or fact.

      10.2. Possession Following Event of Default. Agent will at any time following the occurrence of an Event of Default and during the continuation thereof have the right to take physical possession of the Collateral and to maintain such possession on Borrower's premises or to remove the Collateral or any part thereof to such other places as Agent may desire. If Agent exercises such right, Borrower shall at its sole expense upon Agent's request assemble the same and make it available to Lender at a place reasonably convenient to Agent. If any Inventory is in the possession or control of any of Borrower's agents or processors, Borrower shall, at Agent's request (before or after the occurrence of an Event of Default), notify them of Agent's security interest therein and, at Agent's request, instruct them to hold the same for Agent's account and subject to Agent's instructions. At any time following the occurrence of an Event of Default and during the continuation thereof, Agent shall have full power, in its own name or that of such Borrower, to collect, endorse, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof.

      10.3. Additional Collateral Actions. Each Borrower shall perform any and all further steps requested by Agent to perfect Agent's security interest in Inventory, such as leasing warehouses to Agent or its designee, placing and maintaining signs, appointing custodians, maintaining stock records and transferring Inventory to warehouses. A physical listing of all Inventory, wherever located, shall be taken by such Borrower whenever requested by Agent.

Upon execution and delivery of any Lease by lessee and such Borrower, such Borrower shall cause the sole original thereof and/or schedule thereto to be delivered and pledged to Agent.

      10.4. Verification of Accounts and Leases. In an Event of Default, Agent may (i) in its own name or in the name of others communicate with account debtors and lessors in order to verify with them to Agent's satisfaction the existence, amount and terms of any Accounts and/or leases and the absence of any reductions, discounts, defenses or offsets with respect thereto or (ii) upon the occurrence of an Event of Default and simultaneous notice to Borrower, notify account debtors that Collateral has been assign's request, Borrower will notify any or all such debtors and lessors of such assignment, give instructions and/or indicate on billings to such debtors that their Accounts and Leases shall be paid to Agent and/or supply such debtors with a copy of this Agreement.

      10.5. Inspection of Collateral. Agent may at all times during normal business hours and at all times after reasonable prior notice have access to, examine and inspect the Collateral.

      10.6. Power of Attorney. Each Borrower does hereby make, constitute and appoint Agent as Borrower's true and lawful attorney-in-fact, with power of substitution, to endorse the name of Borrower or any of its officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including under any policy of insurance on Collateral) or Collateral that may come into possession of Agent in full or part payment of any amounts owing to Agent and/or Lenders; to sign and endorse the name of Borrower or any of its officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts, and any instruments or documents relating thereto or to Borrower's rights therein; upon the occurrence of an Event of Default, to give written notice to such offices and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to Borrower may be delivered directly to Agent, to take any and all other actions necessary or appropriate to collect, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof; and to obtain, adjust, settle and cancel any insurance hereby granting to each said attorney-in-fact or his substitute full power to do any and all things necessary or appropriate to be done in and about the premises as fully and effectively as Borrower might or could do, and hereby ratifying all that any said attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

      10.7. Insurance Assignment. In the Event of Default, each Borrower hereby assigns to Agent all sums, including without limitation return of premiums, which may become payable under any and all of such Borrower's policies of insurance and directs each insurance company issuing any such policy to make payment thereof directly to Agent.

      10.8. Payments by Lender. In its sole discretion, Agent may: (i) discharge taxes that Borrower fails to pay (except taxes being contested in good faith and by appropriate proceedings, for which Borrower has established and is maintaining appropriate reserves, and as to which no

Lien having priority over Lender's Lien arises) and Liens levied or placed on Collateral; (ii) pay for insurance of Borrower that Borrower fails to pay or the maintenance and preservation thereof; or (iii) if Borrower shall fail to make deposits in respect of F.I.C.A. and withholding or similar taxes, make such deposits or pay such taxes, in whole or in part, or set up such reserves as Lenders shall in its sole discretion deem necessary in respect of such Borrower's liability therefor. Any amount so paid, deposited or reserved for shall constitute a Loan for all purposes hereunder. Nothing herein shall be deemed to obligate Agent or Lender to do any of the foregoing and the making of any one or more such payments, deposits or reserves shall not constitute an Agreement by Agent or Lender to take any further or similar action or a waiver of any right of Agent or Lender hereunder.

      10.9. Access to Records. Borrowers will at all times keep accurate records of the Collateral and will permit Agent or its agents or representatives at any reasonable time from time to time to visit Borrower's place(s) of business, without hindrance or delay, to inspect Inventory and examine, check, audit and make copies and abstracts from Borrower's records and books of account (including without limitation corporate or company minutes, and records, journals, orders, receipts and correspondence relating to Collateral, account debtors, transactions unrelated to collateral and Borrower's general financial condition, business and affairs); and to discuss with any of Borrower's appropriate directors, officers, employees, accountants and other agents or representatives the Collateral and Borrower's general financial condition, business and affairs.

      10.10. License to Use Premises. Each Borrower hereby grants to Agent, for a term commencing on the Closing Date and continuing so long as any of the Obligations remain outstanding, at a rental of $1.00 for such entire term, the right to the use of all premises or places of business which Borrower now or hereafter may have and where any Collateral may be located; provided that Agent agrees not to exercise such right unless and until an Event of Default occurs and is continuing and Agent determines to exercise its rights against Collateral hereunder.

      10.11. Instruments Evidencing Accounts. If any Accounts are at any time evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Borrowers will immediately deliver the same to Agent appropriately endorsed to Lender's order and, regardless of the form of such endorsement, each Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

      10.12. Continuing Security Interest. In the event of the sale, exchange or disposition of any of the Collateral or any interest therein (and no such sale, exchange or other disposition is hereby authorized or consented to, except as permitted and provided in Section 9.1), Agent's and/or Lenders' security interest shall nevertheless continue in such Collateral (including without limitation all proceeds, cash and non-cash) notwithstanding such sale, exchange or other disposition; all of said proceeds shall remain Collateral hereunder and shall be transferred and paid over to Agent immediately, and shall be applied at Agent's option to the payment of Obligations; and Agent's receipt of any such Proceeds shall not be deemed or construed to be an authorization of or consent to any such sale, exchange or other disposition.

      10.13. No Lender Liability. Notwithstanding anything to the contrary set forth herein, neither Lenders nor Agent shall have any obligation or liability under any Accounts, Leases or other Collateral arising out of this Agreement or Agent's or Lenders' exercise of its rights and remedies or Borrower's performance of its obligations hereunder, nor shall Agent or Lenders have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it, or to file any claim or take any action to enforce the payment or performance of any portion of the Collateral. Beyond the safe custody thereof, Agent and/or Lenders shall have no duty as to any Collateral in it or its nominee's possession or any income thereon, or as to the preservation of rights against other parties or otherwise.


                                   SECTION 11

                               EVENTS OF DEFAULT

      11.1. Events of Default. At the option of Agent, the occurrence of any of the following shall constitute an Event of Default:

         (a) failure by a Borrower to pay any principal, interest or other amount when due on account of the Loan, which failure shall continue for a period of three (3) days after notice thereof has been made by Agent to Borrower;

         (b) failure by a Borrower to pay any other Obligation within five (5) days of notice by Agent that such other Obligation is due;

         (c) breach or non-compliance by a Borrower of any covenant under this Agreement or any of the other Loan Document, or any representation or warranty by Borrower under this Agreement or any of the other Loan Documents is found to have been false or misleading in any respect as of the time when made;

         (d) loss, theft, damage, or destruction of any part of the Collateral; provided, that Agent will not declare a default if the loss is insured against in full or if substitute Collateral is pledged within thirty (30) days thereof;

         (e) the Collateral directly or indirectly becomes the subject matter of any executable judgment (which is not covered by insurance) that could, in the reasonable opinion of the Agent, based upon written advice from counsel selected by the Agent, result in (i) impairment of, or loss of, the security interests intended to be provided by this Agreement, or (ii) forfeiture of any of the Collateral to the Federal Government, any state government or agency thereof, or any foreign government which shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed;

         (f) occurrence of any event of default as defined in any other instrument evidencing or governing Indebtedness of a Borrower now or hereafter outstanding;

         (g) a Borrower's liquidation, termination, dissolution or cessation of a substantial part of its current business;

         (h) commencement by a Borrower of a voluntary proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets; or its consent to any of the foregoing in an involuntary proceeding against it; or a Borrower shall generally not be paying its debts as they become due or admit in writing its inability to do so; or an assignment for the benefit of, or the offering to or entering into by a Borrower of any composition, extension, reorganization or other Agreement or arrangement with, its creditors;

         (i) commencement of an involuntary proceeding against a Borrower seeking relief with respect to it or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets, which proceeding is not dismissed or stayed within sixty (60) days;

         (j) service upon Agent of a writ of levy or attachment or naming Agent as trustee for Borrower, or of any other similar process or attachment in an amount of $100,000 or more and if less than $100,000, if such levy, attachment or process is not discharged in 30 days;

         (k) entry of any executable judgment(s) against Borrowers in an aggregate amount greater than $100,000 which is not covered by insurance (and for this purpose a judgment shall be deemed "covered by insurance" only if the insurance company has formally advised Borrowers that the judgment in its entirety is covered by insurance and no action is being taken to execute such judgment against a Borrower's assets) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed;

         (l) attachment of any Lien in excess of $100,000 (other than a Permitted Lien) upon property of a Borrower not in favor of Agent without Agent's prior written consent which Lien is not discharged in thirty (30) days;

         (m) entry of any court order which enjoins, restrains, or in any way prevents a Borrower from conducting all or any substantial part of its business;

         (n) reclamation or repossession of any asset(s) of a Borrower valued in excess of $100,000, unless contracted in good faith; or

         (o) there shall occur and be continuing any Reportable Event which constitutes grounds for termination of or for appointment by a United States district court of a trustee to administer any Plan; the PBGC shall institute proceedings to terminate or to appoint a trustee to administer any Plan; a United States district court shall appoint a trustee to administer any Plan; or any Plan shall be terminated in circumstances giving rise to liabilities having a material adverse effect on a Borrower's financial condition.

      Each Borrower acknowledges and agrees that each and every Event of Default described above shall be of equal weight and significance, and equally and fully shall allow Agent to exercise its rights and remedies hereunder. Each Borrower acknowledges and agrees that each such Event of Default has been a material inducement for Agent and/Lenders or to enter into its Agreement and that Agent and/or Lenders would be irreparably harmed if Agent and/or Lenders, in any way, were unable to exercise their rights and remedies on the basis that certain Event of Default (for example, Events of Default not relating to payment) were of less weight or significance than certain other Events of Default (for example, Events of Default relating to payment).


                                   SECTION 12

                AGENT'S RIGHTS AND REMEDIES UPON THE OCCURRENCE
                             OF AN EVENT OF DEFAULT

      Following the occurrence and during the continuance of an Event of Default, Agent may, at its option:

      12.1. Remedies. Agent may declare any and all of the Obligations to be immediately due and payable; and, in addition to that right, and in addition to exercising all other rights or remedies, Agent may proceed to exercise with respect to the Collateral all rights, options and remedies of a secured party upon default as provided for under the UCC.

      12.2. Exercise of Remedies. Agent may by notice to Borrower terminate the commitment to make the Loans under Section 2 and/or accelerate the payment of all Obligations (provided that no such notice shall be required if the Event of Default is under Sections 11.1(i) or 11.1(j)); Agent may proceed to enforce payment of any of the Obligations and shall have and may exercise any and all rights under the Uniform Commercial Code or which are afforded to Agent herein or otherwise; and all Obligations (including without limitation principal, accrued interest, amounts payable under Section 13.1 or upon entry of any judgment) shall bear interest payable on demand at the rate per annum five percent (5%) in excess of the applicable rate of interest provided in Section 2 (the "Default Rate").

      12.3. Disposition of Collateral. Agent may sell, lease or otherwise dispose of and deliver any or all Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Agent deems advisable in its sole discretion. Any requirements of reasonable notice shall be met if such notice is mailed postage prepaid to Borrowers at its address set forth herein at least ten (10) business days before the time of sale or other disposition. Agent or a Lender may be the purchaser at any such sale, if it is public, and in such event Agent and/or Lender shall have all rights of a good faith, bona fide purchaser for value from a secured party after default. The proceeds of any sale may be applied (in whatever order and manner Agent elects in its sole discretion) to all costs and expenses of sale (including without limitation reasonable attorneys' fees and disbursements) and to the payment of Obligations, and any remaining proceeds shall be applied in accordance with Article 9, Part 5, of the UCC. Borrower shall remain liable to Agent for any deficiency.

      12.4. Cumulative Remedies. The rights and remedies of the Agent and/or Lender shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

      12.5. Waivers. Each Borrower acknowledges that this Agreement involves the grant of multiple security interests, and such Borrower hereby waives, to the extent permitted by applicable law, (i) any requirement of marshaling assets or proceeding against persons or assets in any particular order, and
(ii) any and all notices of every kind and description that may be required to be given by any statute or rule of law and any defense of any kind based on any such notice, except any notices required under the Note.


                                   SECTION 13


                             INDEMNIFICATION, ETC.

      13.1. Environmental Indemnity. Each Borrower shall indemnify, defend, and hold harmless Agent, each Lender, its Affiliates, and their respective directors, officers, shareholders, partners, employees, consultants and agents (herein individually called an "Indemnified Party," and collectively called "Indemnified Parties") from and against, and shall reimburse and pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including without limitation attorneys' fees, court costs and legal expenses and consultant's and expert's fees and expenses) of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against, or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (a) the breach of any representation or warranty of a Borrower relating to Environmental Laws or Hazardous Materials, or (b) the failure of a Borrower to perform any agreement, covenant or obligation required to be performed by a Borrower relating to Environmental Laws or Hazardous Materials, (c) any violation of or failure to comply with any Environmental Law now existing or hereafter occurring, (d) the removal of Hazardous

Materials from a Borrower's properties (or if removal is prohibited by law, the taking of whatever action is required by law), (e) any act, omission, event or circumstance existing or occurring or resulting from or in connection with the ownership, construction, occupancy, operation, use or maintenance of the properties, regardless of whether the act, omission, event or circumstance constituted a violation of or failure to comply with any Environmental Law at the time of its existence or occurrence, and (f) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to any Hazardous Material located upon or migrating into, on, from or through the properties (whether or not any or all of the foregoing was caused by a Borrower, a prior owner of the properties, an operator or prior operator of the properties, their respective tenants or subtenants, or any third party and whether or not the alleged liability is attributable to the handling, storage, use, treatment, processing, distribution, manufacture, generation, discharge, transportation or disposal of such Hazardous Material or the mere presence of such Hazardous Material on the properties). Without limiting the generality of the foregoing, it is the intention of each Borrower and each Borrower agrees that the foregoing indemnities shall apply to each Indemnified Party with respect to claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs, court costs and legal expenses and consultant's and expert's fees and expenses, of any kind or character, known or unknown, fixed or contingent, that in whole or in part are caused by or arise out of the negligence of such Indemnified Party; however, such indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such Indemnified Party. The foregoing indemnities shall be perpetual and shall survive the payment or satisfaction of the Loans and the release, foreclosure or other termination of the Loan Document. Any amount to be paid hereunder by Borrower to Agent and/or Lenders or for which Borrower has indemnified an Indemnified Party shall be a demand obligation owing by Borrower to Agent and/or Lenders and shall bear interest at the Default Rate until paid, and shall constitute a part of the obligations of Borrower under this Agreement and shall be indebtedness evidenced by this Agreement and secured by the Loan Documents.

      13.2. GENERAL INDEMNITY. EACH BORROWER AGREES TO INDEMNIFY AGENT AND/OR LENDERS UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, PENALTIES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST LENDER GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS, OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN. THE FOREGOING

INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT AND/OR LENDER PROVIDED ONLY THAT A LENDER SHALL NOT BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING A BORROWER OR ANY OF ITS AFFILIATES) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY A LENDER OR THE AGENT, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY AMOUNT TO BE PAID HEREUNDER BY BORROWER TO AGENT AND/OR LENDERS, OR FOR WHICH BORROWER HAS INDEMNIFIED AN INDEMNIFIED PARTY, SHALL BE A DEMAND OBLIGATION OWING BY BORROWER TO AGENT AND/OR LENDER AND SHALL BEAR INTEREST AT THE DEFAULT RATE UNTIL PAID, AND SHALL CONSTITUTE A PART OF THE OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT AND SHALL BE INDEBTEDNESS EVIDENCED BY THIS AGREEMENT AND SECURED BY THE LOAN DOCUMENTS. AS USED IN THIS SECTION THE TERM "LENDER" SHALL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN THIS SECTION BUT ALSO TO EACH DIRECTOR, OFFICER, PARTNER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.

      13.3. Exculpation. In the absence of willful misconduct taken or omitted in bad faith, or gross negligence, neither a Lender, Agent nor any attorney-in-fact pursuant to Section 10.__ shall be liable to a Borrower or any other Person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.

      13.4. Collateral Secures Indemnification. Agent shall be entitled to retain Collateral or require substitution therefor to the extent required to assure Agents of satisfaction of Borrower's Obligations under this Section 13.


                                   SECTION 14

                            MISCELLANEOUS PROVISIONS

      14.1. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

         (a)      if to Borrowers:

                           Environmental Safeguards, Inc.
                           2600 South Loop West, Suite 645
                           Houston, TX 77054
                           Attn:  James S. Percell
                           Telephone No.:   713-641-3838
                           Facsimile No.:    713-641-0756

                           with a copy (which will not constitute notice) to:

                           Axelrod, Smith & Kirshbaum
                           5300 Memorial
                           Houston, TX 77007
                           Attn:  Robert D. Axelrod, Esq.
                           Telephone No.:  713-861-1996
                           Facsimile No.:   713-552-0202

                  (b)      if to Agent and/or Lenders:

                           Cahill, Warnock & Company
                           One South Street, Suite 2150
                           Baltimore, Maryland 21202
                           Attn:    David L. Warnock
                           Telephone No.: 410-895-3800
                           Facsimile No.:  410-895-3805

                           and

                           Newpark Resources, Inc.
                           3850 N. Causeway
                           Suite 1770
                           Metairie, LA  70002-1756
                           Telephone No.: 504-838-8222
                           Facsimile No.: 504-833-9506
                           Attn:  James Cole

                           and

                           James H. Stone
                           Stone Energy
                           909 Poydras Street, Suite 2650
                           New Orleans, LA  70112

                           with a copy (which will not constitute notice) to:

                           Wilmer, Cutler & Pickering
                           100 Light Street
                           Baltimore, MD 21202
                           Attn:    George P. Stamas, Esq.
                           Telephone No.:   410-986-2800
                           Facsimile No.:    410-986-2828

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

         14.2. No Waiver. No failure to exercise and no delay in exercising, on the part of Agent and/or a Lender, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. Waiver by Agent and/or a Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion. Without limiting the generality of the foregoing, the Borrowers expressly agree that no failure by a Agent and/or Lenders to detect or to communicate with a Borrower or take action in response to any failure by a Borrower to perform or observe any Obligation shall operate as a waiver of any right or remedy of Agent and/or Lenders. Any waivers by Agent and/or Lenders must be in writing. Agent's and/or Lender's rights and remedies hereunder, under any Agreement or instrument supplemental hereto or under any other Agreement or instrument shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         14.3. Assignment. This Agreement shall be binding upon and shall inure to the benefit of each Borrower, Agents and Lenders and their respective successors and assigns; provided that Borrowers may not assign or transfer any rights or Obligations hereunder without Agent's prior written consent.

         14.4. Headings. The headings contained herein are for convenience only and shall not affect the construction hereof. If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not, to the fullest extent permitted by applicable law, invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this

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Agreement (or its application). This Agreement is the entire Agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereof.

         14.5. Term. This Agreement shall continue in full force and effect so long as any of the Obligations remains outstanding or has not been fully and finally paid, performed or satisfied. All agreements, representations, warranties and covenants made herein shall survive delivery of this Agreement and the Note.

         14.6. Waiver of Remedies. Each Borrower acknowledges that the transactions contemplated hereby are commercial transactions and waives, to the fullest extent it may do so under applicable law, such rights as it may have or hereafter have to notices and/or hearings under applicable federal or state laws relating to exercise of any of Agent's and/or Lenders' rights, including without limitation the right to deprive a Borrower of or affect its use, possession or enjoyment of property prior to rendition of a final judgment against Borrower.

         14.7. Further Assurances. Each Borrower shall execute and deliver to Agent such further assurances and take such other further actions as Agent may from time to time request to further the intent and purpose of this Agreement and to maintain and protect the rights and remedies intended in favor of Agent and/or Lenders under this Agreement. Borrowers shall execute and deliver to Agent any financing statement or other notice document requested, or procure any other document requested, and record such financing statements or other notice documents to perfect the Liens, and the first priority of the Liens, created under this Agreement. If the Collateral is of a type as to which it is necessary or desirable for Agent to take possession of the Collateral in order to perfect, or maintain the priority of, Agent's Liens, then upon Agent's request, such Borrower shall deliver such Collateral to Agent.

         14.8. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature thereto and hereto were upon the same instrument.

         14.9. Fees and Expenses. Borrower shall pay to Agent all reasonable costs, filing fees, expenses, losses, claims, damages, liabilities, penalties, suits, judgments or disbursements of any nature (including without limitation reasonable attorneys' fees and disbursements and appraisal costs) which may be incurred by, imposed on or asserted against Lender in connection with: this Agreement and any of the other Loan Documents; all other amendments, modifications or waivers hereof or thereof; taxes and other governmental charges payable by reason of this Agreement, documents and filings relating hereto and Collateral (excluding income and franchise taxes payable by Agent); any exercise of Agent's and/or Lenders' rights and remedies, including the right of acceleration; any enforcement, collection or other proceedings with respect to the Obligations or from any negotiations or other measures to preserve Agent's and/or Lenders' rights hereunder; any investigative, administrative or judicial proceeding (whether or not Lender is designated as a party thereto) relating to or arising out of this Agreement; or any bankruptcy, insolvency or other similar proceedings relating to a Borrower. Notwithstanding anything in this

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section to the contrary, the parties hereto agree that each party shall pay its own respective fees and disbursements for legal counsel incurred in connection with the Loan Documents.

         14.10. Consent of all Lenders. Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders to:

                  (a) extend the maturity of the principal of, or interest on, any Note or of any of the other Obligations;

                  (b) reduce the principal amount of any Note or of any of the other Obligations, the rate of interest thereon due to the Lenders, except as expressly permitted herein or therein;

                  (c) change the aggregate Commitments;

                  (d) change the date of payment of principal of, or interest on, any Note or of any of the other Obligations;

                  (e) change the method of calculation utilized in connection with the computation of interest;

                  (f) change the manner of pro rata application by the Agent of payments made by the Borrowers, or any other payments required hereunder or under the other Loan Documents;

                  (g) modify this Section, Section 8.8 or Section 8.12;

                  (h) release or agree to subordinate any material portion of any Collateral or Financing Document (except to the extent provided herein or therein); or

                  (i) waive the performance, observance or compliance with or amend and financial covenants.

Additionally, no change may be made to the amount of a Lender's Commitment without the prior written consent of that Lender.

         14.11 Usury Laws. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement or any other Loan Documents, in no event shall such Loan Documents require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under applicable law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by such laws. If any excess of interest is unintentionally contracted for, charged or received under this Agreement or under the terms of any other Loan Documents, or in the event the maturity of the

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indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Notes shall be prepaid, so that the amount of interest contracted for, charged or received under this Agreement or under any of the other Loan Documents, on the amount of principal actually outstanding from time to time under this Agreement shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither Borrowers nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to Borrowers at Lender's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Notes or under such other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans evidenced thereby, all interest at any time contracted for, charged or received from Borrowers or otherwise by Lenders in connection with such Loans.



                                   SECTION 15

                          GOVERNING LAW; JURISDICTION

         15.1. Governing Law. This Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of Maryland (without giving effect to its conflict of laws rules).

         15.2. SUBMISSION TO JURISDICTION. EACH BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF MARYLAND OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE CITY OF BALTIMORE, MARYLAND, (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY FORUM OTHER THAN THE CITY OF BALTIMORE, MARYLAND (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO

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



BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). EACH BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE INDEMNITOR AT THE ADDRESS FOR NOTICES DESCRIBED HEREIN ) HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY
LAW).

                  [remainder of page intentionally left blank]


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                   LOAN AND SECURITY AGREEMENT SIGNATURE PAGE

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed effective as of the date first above written.

BORROWERS:        ENVIRONMENTAL SAFEGUARDS, INC.


                  By: /s/ James S. Percell
                        Name:  James S. Percell
                        Title: Chairman, President and Chief Executive Officer


                  NATIONAL FUEL & ENERGY, INC.


                  By: /s/ James S. Percell
                        Name:  James S. Percell
                        Title: Chairman, President and Chief Executive Officer

                  ONSITE TECHNOLOGY, L.L.C.


                  By: /s/ James S. Percell
                         Name:
                         Title:    Managing Member

LENDERS:          CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.

                  By: CAHILL, WARNOCK STRATEGIC PARTNERS, L.P., its General Partner


                          By: /s/ David L. Warnock
                             Name:   David L. Warnock
                             Title:     a General Partner

                                    STRATEGIC ASSOCIATES, L.P.

                                    By:     CAHILL, WARNOCK & COMPANY, LLC, its
                                            General Partner


                                            By: /s/ David L. Warnock
                                               Name:   David L. Warnock
                                               Title:     Managing Member


                                    NEWPARK RESOURCES, INC.


                                    By: /s/ James D. Cole
                                         Name:  James D. Cole
                                         Title: Chairman of the Board, President
                                                and Chief Executive Officer


                                    JAMES H. STONE

                                    /s/ JAMES H. STONE